UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ATN International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 18, 2024
April 29, 2024
Dear Stockholder:
You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Company’s subsidiary office at 7801 Academy Road NE, Building 2, Suite 103, in Albuquerque, New Mexico 87109 on Tuesday, June 18, 2024 at 9:00 a.m. MT (the “Annual Meeting”). The Annual Meeting is scheduled to be held for the following purposes:
1.
To elect eight directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

2.
To hold an advisory vote (known as a “Say on Pay” vote) on the compensation of our named executive officers;

3.
To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2024; and

4.
To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 22, 2024 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available for inspection during our ordinary business hours at our office at 500 Cummings Center, Suite 2450, Beverly MA 01915.
Whether or not you expect to attend the meeting, please submit your proxy via the Internet, telephone or mail to ensure that your shares are represented at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please cast your vote via the Internet, telephone or mail to ensure that your shares are represented at the Annual Meeting. If you attend the meeting and vote in person, your proxy will not be used.
By order of the Board of Directors,
Mary M. Mabey
Secretary

i

ii

ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2024
GENERAL INFORMATION ABOUT VOTING
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ATN International, Inc., a Delaware corporation, for use at the 2024 Annual Meeting of Stockholders to be held on June 18, 2024, at 9 a.m. MT (the “Annual Meeting”), or any adjournments or postponements thereof.
Pursuant to certain rules of the U.S. Securities and Exchange Commission (“SEC”) that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access or request a copy of our Proxy Statement, our Annual Letter to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2023 (excluding exhibits). We first mailed the Notice to stockholders on April 29, 2024, unless they requested printed copies of our proxy materials. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting on June 18, 2024.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 18, 2024: This Proxy Statement and our 2023 Annual Report on Form 10-K are available at https://ir.atni.com/financial-information.
This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Who Can Vote
Only stockholders of record at the close of business on April 22, 2024 are entitled to vote at the Annual Meeting. On that date, 15,454,008 shares of common stock, par value $0.01 per share (“Common Stock”), were outstanding, with each share entitled to one vote. If your shares are registered with our transfer agent directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.
Voting
You may vote your shares held of record either by attending the meeting and voting in person or by proxy. To vote in person, you must attend the Annual Meeting. You do not need to register in advance to attend the Annual Meeting. On April 29, 2024, we mailed the Notice to stockholders, unless they requested printed copies of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. You may submit your proxy over the Internet or by telephone prior to the Annual Meeting, or, if you requested printed copies of our proxy materials, by completing, dating and returning a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options. Any proxy that is voted according to the instructions included in the Notice or on the proxy card will be voted in the manner instructed by the stockholder, and if no instructions are given, the shares represented thereby will be voted by the proxy holders as follows:
•
FOR the election of the director nominees named herein;

•
FOR an advisory vote to approve the compensation of our named executive officers;

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor; and

•
in accordance with the judgment of the proxy holders named on the proxy as to any other matter that is properly brought before the Annual Meeting, or any adjournments or postponements thereof.

If you hold your shares through a bank, broker or other nominee, the bank, broker or other nominee will give you separate instructions for voting your shares. Telephone and Internet voting will also be offered to stockholders owning shares through certain banks and brokers. You must make arrangements with your bank, broker or other nominee in advance of the Annual Meeting to vote your shares in person.
Quorum
The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such subsequent meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Votes Required
Proposal 1, the election of each director nominee, requires the affirmative vote of a majority of the votes cast and entitled to vote at the Annual Meeting regarding such director nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees. A broker non-vote occurs when a bank, broker or other nominee cannot vote a customer’s shares registered in the bank’s, broker’s or other nominee’s name because the customer did not send instructions on how to vote on the matter and the bank, broker or nominee is prohibited by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 1.
Proposal 2, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 2, however, such broker non-votes will have no effect on Proposal 2.
Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2024 requires the affirmative vote of a majority of the shares present at the Annual Meeting, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer’s shares in their discretion on Proposal 3, so there will be no broker non-votes on Proposal 3.
Revocability of Proxies
A proxy may be revoked at any time before it is exercised by delivering a written revocation to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915. A proxy may also be revoked by re-voting by Internet or by telephone as instructed on your Notice or proxy card, as applicable, or by voting in person at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must make arrangements with your bank, broker, or other nominee to revoke your proxy.

Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Solicitation Expenses
This solicitation is being made by us and as such, we will bear all costs of solicitation of proxies. We have retained Alliance Advisors, Inc. as our agent to aid us in soliciting the proxies of stockholders for this year’s Annual General Meeting, at an estimated cost of approximately $18,000 for any such services including reasonable out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we will engage Broadridge Investor Communications Solutions, Inc. to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries at an estimated cost of approximately $30,000 for any such services, plus reasonable out-of-pocket expenses.
Who to Contact for Additional Information
If you have questions about how to submit your proxy, or if you received paper copies of our proxy materials and you need additional copies of this Proxy Statement or the enclosed proxy card, please contact our proxy solicitor:
Broadridge Investor Communications Solutions, Inc.
BY INTERNET: www.proxyvote.com
BY TELEPHONE: 1-800-579-1639
BY E-MAIL: sendmaterial@proxyvote.com
If you have questions about attending the meeting in person or require directions, please contact us at the following address or telephone number:
ATN International, Inc.
Attn: Investor Relations
500 Cummings Center
Suite 2450
Beverly, MA 01915
BY TELEPHONE: (978) 619-1300
BY E-MAIL: ir@atni.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us as of April 22, 2024 (unless otherwise indicated in the footnotes to this table) with respect to the shares of our common stock that were beneficially owned as of such date by:
•
each of our current directors and director nominees;

•
each of our named executive officers as listed in the Summary Compensation Table herein;

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all of our current directors and executive officers as a group; and

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each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

The number of shares beneficially owned by each person listed below includes any shares that the person has a right to acquire on or before June 21, 2024 by exercising rights to acquire shares. For each person listed below, the percentage set forth under “Percent of Class” was calculated based on 15,454,008 shares of Common Stock outstanding on April 22, 2024, plus any shares that person could acquire on or before June 21, 2024. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.
	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees, Named Executive Officers:
Michael T. Prior(1)	617,747	4.0%
Bernard J. Bulkin	18,239	*
Richard J. Ganong	18,229	*
April V. Henry	7,360	*
Derek G. Hudson	2,436	*
Patricia A. Jacobs	3,480	*
Pamela F. Lenehan(2)	20,608	*
Justin D. Benincasa(3)	52,186	*
Justin M. Leon	6,830	*
Mary M. Mabey(4)	16,558	*
Brad W. Martin	23,977	*
All Current Directors, Director Nominees and Executive Officers as a group (12 persons)(5)	787,702	5.1%
5% Stockholders:
Cornelius B. Prior, Jr.(6)	4,184,730	27.0%
BlackRock, Inc.(7)	1,771,451	11.4%
The Vanguard Group(8)	964,496	6.2%
Dimensional Fund Advisors LP(9)	1,018,817	6.6%
Global Alpha Capital Management Ltd.(10)	1,037,679	6.7%

*
Less than 1%.

(1)
Includes 456,995 shares owned by Mr. Prior or the Michael T. Prior 2013 Trust and 128,847 shares owned by the Lauren T. Prior 2013 Trust, for each of which Mr. Prior serves as trustee. Also includes 8,041 shares held by the RP 2014 Trust, 7,741 shares held by the WP 2015 Trust, 8,141 shares held by the JP 2018 Trust and 7,982 shares held by the Prior Family Trust 2019. Mr. Prior serves as trustee for each trust and disclaims beneficial ownership of all shares held by these trusts.

(2)
Includes 1,500 shares owned by Ms. Lenehan’s spouse.

(3)
Includes 42,142 shares owned by Justin D. Benincasa Revocable Trust, for which Mr. Benincasa serves as trustee. Mr. Benincasa retired from the Company on March 17, 2024.

(4)
Shares held jointly with Ms. Mabey’s spouse.

(5)
See footnotes (1) through (4). Includes Mr. Carlos Doglioli, who began his employment with the Company in 2024 and became an executive officer on March 18, 2024.

(6)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 9, 2023. Mr. C.B. Prior has sole voting and dispositive power with respect to 4,184,230 shares and shared voting and dispositive power with respect to 500 shares. The business address for Mr. C.B. Prior is 5521 Curacao Gade, St. Thomas, Virgin Islands 00802.

(7)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on January 24, 2024, BlackRock, Inc. (“Blackrock”) has sole voting power with respect to 1,743,846 shares and sole dispositive power with respect to 1,771,451 shares. The address of Blackrock is 50 Hudson Yards, New York, NY 10001.

(8)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) does not have sole voting power with respect to any shares, shared voting power with respect to 6,730 shares, sole dispositive power with respect to 947,799 shares and shared dispositive power with respect to 16,697 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 14, 2024, Dimensional Fund Advisors LP (“Dimensional”) has sole voting power with respect to 998,053 shares and sole dispositive power with respect to 1,018,817 shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 8, 2024, Global Alpha Capital Management Ltd. (“Global Alpha”) has sole voting power with respect to 766,994 shares and sole dispositive power with respect to 1,037,679 shares. The address of Global Alpha is 1800 McGill College, Suite 1300, Montreal, Quebec, H3A 3J6, Canada.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of their initial ownership and of changes in ownership of our equity securities and provide us with copies of those reports. To our knowledge, based solely on our review of such forms filed with the SEC, for the fiscal year ended December 31, 2023, all Section 16(a) reports applicable to our executive officers, directors and 10% stockholders were timely filed except that one Form 4 filing for Justin D. Benincasa was filed on March 14, 2023 reporting a transaction that occurred on March 9, 2023.

PROPOSAL 1: ELECTION OF DIRECTORS
Stockholders are being asked to elect the following eight members to our Board to hold office until our next annual meeting of stockholders or until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal:
Bernard J. Bulkin
Richard J. Ganong
April V. Henry
Derek G. Hudson
Patricia A. Jacobs
Pamela F. Lenehan
Brad W. Martin
Michael T. Prior
Each nominee has consented to his or her nomination and is expected to stand for election. However, if any nominee is unable or unwilling to serve, proxies will be voted for a replacement candidate nominated by our Board. Biographical information for each of the nominees is set forth below under “Director and Nominee Experience and Qualifications.”
Vote Required
Each director nominee must be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on such director nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.
If a director nominee does not receive a majority of the votes cast regarding his or her election, such nominee will be required to submit an irrevocable resignation to the Nominating and Corporate Governance Committee of the Board, and the committee will then make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will then act on the resignation, taking into account the committee’s recommendation, and we will publicly disclose (by filing an appropriate disclosure with the SEC) the Board’s decision regarding the resignation within 90 days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, each may consider any factors and other information that they consider appropriate and relevant.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS
Our Board believes that diversity among Board members in background, expertise and life experience is beneficial as it expands the range of perspectives brought to Board deliberations. Accordingly, our Nominating and Corporate Governance Committee utilizes a matrix of skills to consider a wide range of capabilities that each nominee may bring to the Board, as well as differences of viewpoint, professional experience, education, skill and other characteristics that are relevant to the current needs of the Company. Additional information about the Director candidates follows on page 8.
Our Director candidates experience, demographics and attributes at a glance:

Set forth below is biographical information about each of the nominees for director:
DR. BERNARD J. BULKIN
Qualifications: Dr. Bulkin was selected as a candidate for the Board due to his extensive corporate board and governance expertise and his experience working in infrastructure businesses, including renewable energy. Dr. Bulkin has several decades of experience in leadership roles within highly regulated industries with expertise in operational and general management oversight, technology integration, product development and environmental affairs. He also is a director of the holding company for ATN’s minority-owned renewable energy business, operating under the Vibrant name in India.
Age: 82
Director Since: 2016
Current ATN Board of Director Roles:
•
Independent Lead Director

•
Chair, Nominating and Corporate Governance Committee

•
Member, Audit Committee

Relevant Experience:
Dr. Bulkin has held several senior management roles throughout his approximately 20-year career at British Petroleum, including Director of the refining business, Vice President Environmental Affairs, and Chief Scientist, and left BP in 2003. He is currently a Director of VH-Global Sustainable Energy Opportunities Plc (LDN:GSEO) (Chairman) and QLM Technology Ltd (Chairman). Dr. Bulkin has served on the boards of Severn Trent plc, Ludgate Investments Limited, HMN Colmworth Ltd., ARQ, Ltd., Chemrec AB, REAC Fuel AB, and Ze-gen Corporation, and chaired the boards of two UK public companies: AEA Technology plc (from 2005 until 2009), and Pursuit Dynamics Plc (from 2011 until 2013). Dr. Bulkin served as Chair of the UK Office of Renewable Energy from 2010 until 2013, was a member of the FTSE Environmental Markets Advisory Committee (2010-2017) and has held several other UK government roles in sustainable energy and transport.
In addition to his extensive experience overseeing governance with several companies and his role as Chair of our Nominating and Corporate Governance Committee, Dr. Bulkin serves as the Board’s Lead Independent Director. In 2022, Dr. Bulkin was appointed by the Board as the Company’s Lead Independent Director to serve for a term of up to three years, assuming his re-election to the Board each year. Given Dr. Bulkin’s tenure with the Board and extensive experience with Board oversight, the Board believes that he is the best candidate to serve in this role.
RICHARD J. GANONG
Qualifications: Mr. Ganong was selected as a candidate for the Board due to his extensive finance and investment management background, as well as his strategic corporate advisory experience. In particular, Mr. Ganong’s experience in investment management brings specialized expertise to the Board in advising management with respect to capital allocation and external investments.
Age: 60
Director Since: 2018
Current ATN Board of Director Roles:
•
Chair, Compensation Committee

•
Member, Investment Committee

Relevant Experience:
Mr. Ganong previously worked at the Tudor Investment Corporation, an internationally recognized diversified investment management firm, from 1993 to 2009, and was a Partner from 2000 to 2009, and a founding General Partner of the Tudor Venture Group which managed a series of funds providing growth capital to private companies in various information technology industries. Mr. Ganong was the Senior Vice President of Development and Alumni Relations at Bowdoin College from 2014 to 2016 and most recently founded Five Pine Partners, an investment and advisory boutique. Mr. Ganong also is an emeritus member of the Board of Overseers at the Tuck School at Dartmouth. He is currently a member of the Board of Directors of LMCG Investments, LLC.
APRIL V. HENRY
Qualifications: Ms. Henry was selected as a candidate for the Board due to her technology, telecommunications and finance expertise with both large and small companies, as well as her experience sourcing and evaluating deals, mergers, acquisitions and strategic partnerships for major media companies and nearly a decade as an equity research analyst in telecommunications and technology infrastructure at Morgan Stanley. Ms. Henry’s experience brings corporate strategy and capital allocation to the Board.
Age: 54
Director Since: 2022
Current ATN Board of Director Roles:
•
Chair, Investment Committee

•
Member, Compensation Committee

Relevant Experience:
Ms. Henry is the Managing Partner of Hawkeye Digital, a management consulting firm that is focused on driving revenue growth, core decision-making and business and human capital transformation for businesses at critical points in their growth cycle. Previously, Ms. Henry was a director of SciPlay Corporation (Nasdaq: SCPL) until its sale to Light & Wonder in 2023. Previously, Ms. Henry was General Partner of Defiance Capital from 2022 to 2023, the Executive Vice President of Corporate Development for Science Inc. and Science Strategic Acquisition Corp. Alpha (Nasdaq: SSAA) from 2020 to 2022, Co-Founder and Chief Revenue Officer of equell, Inc. from 2018 to 2019, a Senior Vice President of Business Development at NBC Universal, LLC from 2016 to 2018, and the Chief of Staff of Development and Vice President of Corporate Development of Yahoo, Inc. from 2011 to 2015. Prior to that, Ms. Henry spent a number of years in the early part of her career with Morgan Stanley as a research analyst covering telecommunications and technology companies and held positions with Index Ventures and News Corporation. Ms. Henry is on the Advisory Board of Evalla Advisors LLC and a special advisor to S4 Capital, PLC.
DEREK G. HUDSON
Qualifications: Mr. Hudson was selected as a candidate for the Board for his international business experience and demonstrated leadership of critical infrastructure businesses across diverse markets. He enhances the Board’s capabilities in the areas of international business strategy, capital allocation and governmental affairs.
Age: 68
Director Since: 2023
Current ATN Board of Director Roles:
•
Member, Audit Committee

•
Member, Investment Committee

Relevant Experience:
Mr. Hudson currently serves as the Chairman of the Board of Scotia Bank Trinidad and Tobago Limited and has been a member of the Board since June 2016. Following his retirement from his role as Shell’s Vice President and Country Chairman, Trinidad & Tobago from June 2016 to June 2019, Mr. Hudson most recently served as a Business Advisor to Shell’s Integrated Gas Business until June 2021. Prior to the combination of Royal Dutch Shell and BG Group in February 2016, Mr. Hudson served as President and Asset General Manager of BG Trinidad & Tobago from 2007 to 2012 and thereafter assumed a similar role for BG in East Africa, covering Tanzania, Kenya and Madagascar. Mr. Hudson joined BG Group in 1995 and held previous roles as Vice President of one of BG’s UK upstream businesses from 2000 to 2004 and Chief of Staff in Trinidad and Tobago from 2005 to 2007. Mr. Hudson has also served on the board of Atlantic LNG, a joint venture owned by Shell, BP and the National Gas Company of Trinidad and Tobago, and is currently a non-Executive Director of Trinity Energy, a UK registered independent company focused on Trinidad and Tobago. He also has served on NGOs and other voluntary organizations in Trinidad and Tobago, and performed the role of Non-Executive Chairman of the Port Authority of Trinidad and Tobago from 2005 – 2010.
PATRICIA A. JACOBS
Qualifications: Ms. Jacobs was selected as a candidate to the Company’s board due to her expertise in leading corporate strategy and fueling revenue expansion across capital-intensive and regulated industries, including telecommunications, energy, and transportation both domestically and internationally. Her extensive international and government experience enhances the Board’s corporate strategy and government affairs expertise.
Age: 60
Director Since: 2023
Current ATN Board of Director Roles:
•
Member, Compensation Committee

•
Member, Nominating and Corporate Governance

Relevant Experience:
Ms. Jacobs held several leadership positions during her 37-year career in telecommunications, energy, and government, including President, New England Region for AT&T from 2010 to 2020, and President, Northern Region from March 2020 until her retirement from the company in November 2022. Prior to such positions, Ms. Jacobs served as Vice President for International Public Affairs, where she led international initiatives and corporate reputation campaigns globally; and Regional Vice President for Federal Public Affairs, where she worked on several mergers and a wide range of federal legislative and regulatory matters. Prior to joining AT&T, Ms. Jacobs served as an aide to then Congressman Edward J. Markey (D-MA) at the Subcommittee on Energy and Power, and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee.
Ms. Jacobs was appointed to the Board of Directors of the Massachusetts Port Authority in 2016, and she currently serves as Chair of the Board, and Chairs the Human Resources & Compensation, and Diversity Committees. Ms. Jacobs also serves on the board of Avangrid (NYSE: NGR), and is a member of the Compensation and Nominating and the Unaffiliated Committees. Additionally, she is Vice Chair of the New England Council and serves on the boards of the JFK Presidential Library Foundation, the Boys and Girls Clubs of Boston, and is on the Leadership Council for Home Base (a partnership of Mass General Hospital and the Red Sox Foundation).
PAMELA F. LENEHAN
Qualifications: Ms. Lenehan was selected as a candidate for the Board due to her broad financial, operating, technology and board experience and her qualification as a financial expert. In particular, Ms. Lenehan’s corporate governance and financial oversight experience aid in her role as Chair of the Company’s Audit Committee.
Age: 71
Director Since: 2020

Current ATN Board of Director Roles:
•
Chair, Audit Committee

•
Member, Nominating and Corporate Governance

Relevant Experience:
Ms. Lenehan founded Ridge Hill Consulting, LLC in 2002 and currently serves as President. Previously, she served as Chief Financial Officer of Convergent Networks, a high technology start-up and was Senior Vice President, Corporate Development and Treasurer of Oak Industries, a NYSE-listed manufacturer of telecommunications components. She previously served as a Managing Director in Investment Banking for 14 years at Credit Suisse First Boston and started her career in corporate banking at Chase Manhattan Bank. Ms. Lenehan also is a director of the Center for Women & Enterprise, the National Association of Corporate Directors New England Chapter, and is co-chair of the Boston Chapter of Women Corporate Directors. Ms. Lenehan previously served on the boards of Rithm Capital from 2019 to 2023, Monotype Imaging, Civitas Solutions, American Superconductor, Spartech Corporation and Avid Technology.
Ms. Lenehan has served as a member of our Board since 2020 and is the Chair of our Audit Committee and an Audit Committee financial expert. Ms. Lenehan’s extensive financial background and experience as a public company officer, director and previous experience with other companies as audit chair make her an integral and important member of our Board.
BRAD W. MARTIN
Qualifications: Mr. Martin was selected as a candidate for the Board due to his role as Chief Executive Officer of ATN and his substantial leadership and operational expertise within ATN and the telecommunications and technology sectors. Mr. Martin’s extensive knowledge of the telecommunications industry and his role as Chief Executive Officer positions him as a key contributor to the board.
Age: 48
Director Since: 2024
Relevant Experience:
Mr. Martin was named Chief Executive Officer of ATN and a member of our Board of Directors in January 2024. Mr. Martin previously served as Chief Operating Officer from 2018 to 2023. Prior to joining ATN, Mr. Martin served as Chief Operating Officer for Senet Inc., a leading “low power wide area” network (LPWAN) operator and global service provider. From 2013 through 2015, Mr. Martin was Senior Vice President and Chief Quality Officer with Extreme Networks, a global leader in software-driven networking solutions for Enterprise and Service Provider customers. Between 2008 and 2013, Mr. Martin served as Vice President of Engineering Operations and Quality with Siemens Enterprise Communications and Enterasys Networks, delivering voice and data networking hardware and software solutions to global enterprises.
MICHAEL T. PRIOR
Qualifications: Mr. Prior was selected as a candidate for the Board due to his long tenure as Chief Executive Officer of the Company and his extensive experience in the telecommunications industry. Mr. Prior’s experience in corporate development as well as his financial and legal background assists the Board in the areas of corporate strategy, capital allocation and financial review, and governmental affairs.
Age: 59
Director Since: 2008
Current ATN Board of Director Roles:
•
Executive Chairman

•
Member, Investment Committee

Relevant Experience:
Mr. Prior is currently Executive Chairman and served as the Chief Executive Officer of ATN from 2005 to December 31, 2023 and as Chief Financial Officer of ATN from 2003 to 2005. Before joining the Company, Mr. Prior was a partner with Q Advisors LLC, a Denver-based investment banking and financial advisory firm focused on the technology and telecommunications sectors. Mr. Prior began his career as a corporate attorney with Cleary Gottlieb Steen & Hamilton LLP in London and New York. Mr. Prior currently serves on the Board of Directors and Executive Committee of the Competitive Carriers Association.
Nasdaq Board Diversity Rules: Board Diversity Matrix
We asked each of our directors and director candidates elected to provide information on certain background, gender identity and demographic background characteristics to disclose the diversity make up of our Board in line with Nasdaq’s Board Diversity Rule as set forth in the table below. Although the Board is disclosing this information in accordance with the Nasdaq Board Diversity Rules, the Board takes a broader view of diversity amongst its members including skillset, work and life experiences.
Board Diversity Matrix (as of April 29, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+*	—
Did Not Disclose Demographic Background	—

*
Two members of our Board did not disclose LGBTQ+ affiliation

Board Diversity Matrix (as of April 27, 2023)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related materials contained in this Proxy Statement. This proposal, also commonly referred to as a “Say on Pay” vote, gives our stockholders the opportunity to indicate whether they approve of or do not approve of our executive compensation policies and programs and the compensation actually paid to our named executive officers. This resolution is required pursuant to Section 14A of the Securities Exchange Act. We currently provide our stockholders the opportunity to indicate whether they approve of the compensation of our named executive officers annually.
Please review the Compensation Discussion and Analysis beginning on page 28 and the accompanying tabular and other disclosures on executive compensation beginning on page 39, and cast a vote either to endorse or not endorse our executive compensation program. A vote “For” this proposal is an advisory vote approving the compensation of our named executive officers, including our compensation practices and principles and their implementation, as discussed and disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.
The Compensation Committee and the Board believe our executive compensation programs use appropriate structures and policies that are effective in achieving our Company goals and objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders approve of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections contained in this Proxy Statement.”
The Say on Pay vote is advisory in nature, and therefore, it is not binding on our Compensation Committee or Board. Although the vote is non-binding, our Compensation Committee will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.
Required Vote
The approval, on an advisory and non-binding basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on this proposal, however, such broker non-votes will have no effect on Proposal 2.
Recommendation of our Board of Directors
OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent auditor to perform the audits of our financial statements and of our internal control over financial reporting for the fiscal year ending December 31, 2024. In making its selection, the Audit Committee conducted a review of PricewaterhouseCoopers LLP’s performance, including consideration of the following:
•
PricewaterhouseCoopers LLP’s performance on the audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•
The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

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The firm’s financial strength and performance; and

•
The appropriateness of fees charged by the firm.

PricewaterhouseCoopers LLP was our independent auditor for the year ended December 31, 2023.
The Board recommends that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2024 requires the affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer’s shares in their discretion on this proposal, so there will be no broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR FOR 2024.

CORPORATE GOVERNANCE
General
The role of the Board is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to support compliance with all applicable corporate governance standards.
During the past year, we have reviewed our corporate governance practices in comparison to the practices of other public companies and to ensure they comport with guidance and interpretations provided by the SEC and the Nasdaq Stock Market (“Nasdaq”).
We have a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Investment Committee Charter, and Audit Committee Charter are available on our website at https://ir.atni.com/ and may be obtained free of charge upon request by writing to us at ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Board Leadership Structure
Our Board is committed to maintaining responsible and effective corporate governance and is focused on the interests of our stockholders. Our Board brings strong leadership and industry expertise to inform the management and direction of the Company on behalf of our stockholders. Management and the Board work together to focus the Board on questions of governance, succession and setting the Company’s overall operating and investment strategy.
Mr. Michael Prior has served as a member of our Board since June 2008 and as Chairman of our Board since 2018, the Nominating and Corporate Governance Committee intends to nominate him to continue to serve in the role of Chairman for the 2024 year, assuming he is re-elected to the Board. Effective January 1, 2024, Mr. Prior was appointed to serve as Executive Chairman and stepped down from his role as Chief Executive Officer of the Company, a position he held since 2005. In his role as Executive Chairman, Mr. Prior provides advice and guidance to Mr. Martin, our newly appointed Chief Executive Officer, and serves as a resource to other members of management with respect to ongoing items, including government relations and corporate development.
The Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, are chaired by, and entirely composed of, independent directors, a policy that the Board determined best serves the Company and its stockholders. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company and our stockholders to make the determination as to who will serve as Chairman based on an assessment of the current needs of the Company and composition of the Board.
As the Chief Executive Officer and Chairman were combined in 2018, the Board had determined at that time to appoint a Lead Independent Director. In 2022, Dr. Bernard J. Bulkin was appointed by the Board as the Company’s Lead Independent Director to serve for a term of up to three years, assuming his re-election to the Board each year. The Lead Independent Director is an independent, non-employee director designated by the Board to serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as the Board may determine. Although the Board does not have a firm policy regarding the requirement to appoint a Lead Independent Director, it currently believes that in light of the fact that the Chairman is not considered independent, it is appropriate for the Board to continue to have a Lead Independent Director. The Board’s expectations for this role is as follows or as otherwise deemed necessary or desirable by the independent directors:
•
to convene and chair meetings of independent directors at least annually or as otherwise deemed necessary or desirable by the independent directors;

•
to offer input to the Executive Chairman in setting the agenda for Board meetings; and

•
to serve as a sounding board and spokesperson for independent directors for any board or stockholder related matters, as appropriate.

Director Nomination Process
Our Nominating and Corporate Governance Committee considers director nominees, whether proposed by a stockholder or identified through the Company’s processes, in accordance with its charter and our Corporate Governance Guidelines (as posted on our website). The Nominating and Corporate Governance Committee does not rely on a prescribed set of qualifications for director nominees but applies general criteria intended to ensure that the Board includes members with significant breadth of experience, knowledge and abilities as well as financial and industry expertise to assist the Board in performing its duties. Minimum qualifications for director nominees include:
•
Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•
Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Board;

•
Nominees should have a commitment to understanding the Company and its industries and to regularly attending and participating in meetings of the Board and its committees;

•
Nominees should have an interest in and be capable of understanding the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of stockholders; and

•
Nominees should not have, nor appear to have, any conflicts of interest that could impair the nominee’s ability to represent the interests of all of the Company’s stockholders and to fulfill the responsibilities of a director.

The re-nomination of existing directors is based on continuing qualification as determined by our Nominating and Corporate Governance Committee. This Committee evaluates the performance of existing directors and any applicable committees based on the results of the Board’s annual self-assessment process as well as the extent to which the directors undertook continuing education related to the Company’s industry and operating environment. Our Board requires that the backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities that assist the Board in fulfilling its responsibilities. In determining the array of skills and attributes relevant to the Company, the Nominating and Corporate Governance Committee maintains a matrix of all skills and attributes represented by current directors and director nominees, each of which fit into the categories as summarized below:
Senior leadership experience. Directors who have held significant corporate leadership positions bring valuable knowledge of organization, controls, strategy and risk management, and can provide insight as to how to drive change and growth. Our skills matrix also tracks past and current director roles on other corporate boards and committees, ensuring we have the right mix of experience to advise and oversee the Company’s executive management.	Finance experience. We believe that as a public company, our directors must have an understanding of our financial reporting processes, risk management policies, and the way we measure and analyze our operating and strategic performance by reference to financial goals. Our current slate of director nominees includes several directors who qualify as an “audit committee financial expert” as defined in applicable SEC rules, and we expect all of our directors to be financially knowledgeable.
Industry experience. We endeavor to have some directors with experience as executives, directors or in other leadership positions in the industries in which we operate and target for growth. For example, we specifically seek directors with experience in the telecommunications industry.	Board Tenure. We endeavor to vary the tenure of the directors on our Board, which we believe allows us to preserve continuity of oversight while introducing new insights to our group. To accomplish this, our Board engages in succession planning with respect to its current slate of directors and seeks to maintain a roster of prospective Board nominees in the near- and mid-term. Our director nominees currently have an average tenure of 4.8 years.
Global business / International Affairs. Due to the global nature of our business, we seek directors who have leadership or oversight experience with other companies with a global presence. We believe that an understanding of the differences in global culture and perspective strengthen our Board’s ability to understand our business and advise management accordingly.	Governmental and Regulatory Affairs. The telecommunications industry is highly regulated in each of the jurisdictions in which we operate, and we seek directors who are familiar with working through a legal or regulated environment or who can advise management on navigating through key governmental relationships in operating the business.
Board Refreshment
Our Board has undergone significant change as part of a conscious effort, led by the Nominating and Corporate Governance Committee, to refresh the Board and augment its composition with fresh, diverse perspectives and complementary skills and experiences that are aligned with the Company’s long-term strategy.

Since 2017, many of our long-tenured directors have stepped down and our Board has added many new directors, and those new directors comprise the majority of the directors of the Board.
The graphics below illustrate the efficacy of our Board refreshment over time:

(1)
Reflects the characteristics of Director candidates in each of the years shown.

In selecting director nominees, pursuant to our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee considers candidates submitted by stockholders and evaluates such candidates in a similar manner and using the same criteria as all other director nominee candidates. The Nominating and Corporate Governance Committee seeks to align the skills and key expertise of each board member or candidate identified in the board assessment process to the current or future needs of the Company according to its strategy. In doing so, the Nominating and Corporate Governance Committee has utilized a practice of assembling and reviewing a board skills matrix in its succession planning, similar to as provided below:

ATN Board Matrix

Director:	Bernard J. Bulkin	Richard J. Ganong	April V. Henry	Derek G. Hudson	Patricia A. Jacobs	Pamela F. Lenehan	Brad W. Martin	Michael T. Prior
Board Experience:								
PUBLIC COMPANY								
Chair	✓			✓		✓		✓
Member	✓	✓	✓	✓	✓	✓		✓
NON-PUBLIC COMPANY								
Chair	✓	✓	✓	✓	✓			✓
Member	✓	✓	✓	✓	✓	✓	✓	✓
Functional Roles:								
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Finance		✓	✓	✓		✓		✓
Gov't and Regulatory Affairs	✓		✓	✓	✓			✓
Global Business/ Int'l Affairs	✓		✓	✓	✓	✓	✓	✓
Industry Experience		✓	✓		✓		✓	✓

In addition to the qualifications and considerations set forth above, in considering candidates for nomination to recommend to the full Board, our Nominating and Corporate Governance Committee also is mindful of the requirements of Nasdaq and the SEC that a majority of the Board be composed of “independent” directors. As part of its director succession and candidate recruitment process, in addition to considering director candidates referred by existing board members and advisors, the Nominating and Corporate Governance Committee has also benefitted from referrals from organizations, such as Boston Women’s Leaders Network seeking to connect experienced, high potential board candidates with public companies. Prior to making any nomination, our Nominating and Corporate Governance undergoes a rigorous review of a candidate’s background, and requests that each candidate engages in several in-person meetings with our Chairman as well as the Chair and other members of our Nominating and Corporate Governance Committee, and typically conducts a background check. Our Nominating and Corporate Governance Committee then recommends director nominees to the Board for its consideration.
To submit a director nominee candidate, stockholders should submit the following information: (a) the candidate’s name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate’s principal occupation or employment for the past five years and information about any positions on the board of directors of other companies held by the candidate, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. Nominees will not be discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.
All submissions of director nominee candidates made by stockholders should be sent to ATN International, Inc., Attn: Nominating and Corporate Governance Committee, 500 Cummings Center, Suite 2450, Beverly, MA 01915 and must comply with applicable timing requirements. Our Nominating and Corporate Governance Committee may also seek additional information regarding the director nominee candidate and the stockholder making the submission. In considering candidates recommended by stockholders, our Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of each candidate. When assessing new director candidates for nomination, regardless of who recommends the candidate for consideration, the Nominating and Corporate Governance Committee will consider the skills, business and board experience, background, diversity, and personal characteristics of the candidate. For a more detailed description of the attributes considered see “Director Nomination Process” above.
Stockholders may also nominate candidates to the Board pursuant to the advance notice, information, and consent provisions contained in our Bylaws. See the “Stockholder Proposals for 2025 Annual Meeting” section of this Proxy Statement on page 52 for more information.
Determination of Independence
Nasdaq rules require that a majority of our directors be “independent” and that we maintain a minimum three-person audit committee and a two-person compensation committee whose members satisfy heightened independence requirements. Pursuant to Nasdaq rules, independence is evaluated using both a subjective test and various objective standards, such as that the director is not an employee of the Company. Under the subjective test, a director qualifies as “independent” if our Board, upon the recommendation of our Nominating and Corporate Governance Committee and after evaluating the objective standards referenced above, affirmatively determines that the director does not have a relationship with us, an affiliate of ours, or otherwise that, in the opinion of the Board, would interfere with the exercise of independent judgment in discharging his or her duties as a director.
Our Nominating and Corporate Governance Committee and the Board have determined that as of January 1, 2024 all of our current directors and director nominees, with the exception of Messrs. Martin and Prior, are independent for purposes of applicable SEC and Nasdaq rules. Mr. Prior previously was our Chief Executive Officer and Chairman, but he stepped down from his position as Chief Executive Officer of the Company effective December 31, 2023 and is now our Executive Chairman. Mr. Martin is our current CEO.
Risk Management and Risk Assessment
Our Audit Committee has primary responsibility for the oversight of risk management and risk assessment, including the Company’s major financial risk exposures, business continuity risks, cybersecurity risks, environmental risks and the steps management has undertaken to control such risks. For more information on ATN’s cybersecurity risk management and strategy, and cybersecurity governance please reference ITEM 1C. CYBERSECURITY in our Annual Report on Form 10-K as filed with the SEC on March 15, 2024.
Our Board remains actively involved in such oversight of risk management and assessment and receives periodic presentations from our executive officers and certain of their direct reports, as the Board may deem appropriate. This includes discussions of the Company’s balance sheet and capital structure in light of potential capital needs and projections of operating cash flows and the risks to such cash flows. While the Board maintains oversight responsibility, management is responsible for the day-to-day risk management processes and makes detailed recommendations on sources and uses of capital. The Board believes this division of responsibility is the most effective approach for addressing the risks facing the Company. As a general matter, management and the Board seek to mitigate major risks to the Company’s financial condition by striving to maintain a level of debt to annual operating cash flows that allows the Company to survive short-term unforeseen reductions in cash flow or unanticipated large capital spending needs.
For the year ended December 31, 2023, the Compensation Committee, in consultation with the Chairman and CEO, reviewed the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, the Compensation Committee reviewed the Company’s cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, the following mitigating features of the Company’s incentive compensation programs were considered: (i) the Company’s focus on multiple year vesting periods for all equity compensation, including the restricted stock unit awards made for 2023 achievements;

(ii) management’s practice of prudent awards of annual cash bonus payments; and (iii) the use of restricted stock unit and performance stock unit awards to encourage management to balance “upside” and “downside” risk by including both time-based and performance-based vesting. While the Compensation Committee did not identify changes to its compensation programs specifically needed to mitigate risk, the Compensation Committee also determined this year to introduce performance-based vesting for a number of restricted stock units that are intended to further align the compensation of the Company’s senior management with stockholder returns over a multi-year period. For more information about the Company’s award of performance stock units, please see “Executive Compensation—Compensation Discussion and Analysis—Annual Cash and Equity Bonus.”
Communications with Stockholders and Other Interested Parties
Our Board and management team may from time to time meet with or conduct outreach to our investors to enhance our understanding of their perspective regarding our performance and governance matters. In addition to the typical activities to reach out to existing and prospective investors in the Company, in 2023 and early 2024, members of management and the Board also reached out to the governance specialists at several of the large index funds holding shares in the Company to understand their positions on governance and other matters. The Board values the feedback provided during these engagements, which it has taken under advisement.
To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.
To send communications to the Board or to individual directors, stockholders should write to Board of Directors, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915. All communications received (other than advertisements and similar items) will be directly sent to the Board or to individual members of our Board, as addressed.
Board of Directors’ Meetings and Committees
During 2023, our Board met seven times. In 2023, no director attended fewer than 75% of the meetings of the Board and the meetings of the committee(s) on which he or she served. Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-current directors nominated for re-election at this year’s Annual Meeting attended last year’s annual meeting of stockholders.
Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Investment Committee. The current membership of each committee is as follows:
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Pamela F. Lenehan, Chair	Richard J. Ganong, Chair	Dr. Bernard J. Bulkin, Chair	April V. Henry, Chair
Dr. Bernard J. Bulkin	April V. Henry	Pamela F. Lenehan	Richard J. Ganong
Derek G. Hudson	Patricia A. Jacobs	Patricia A. Jacobs	Michael T. Prior
Derek G. Hudson
All members of these committees, other than Mr. Prior, are independent as defined in applicable Nasdaq rules.
Audit Committee
During 2023, the Audit Committee met eight times. These meetings included separate private sessions with the Company’s independent auditors, internal audit department and management, as well as executive sessions with committee members only, as appropriate. Our Audit Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Audit Committee include:

•
Appointing, approving the compensation of, evaluating and overseeing our independent auditor;

•
Reviewing with our independent auditor the plan and scope of the audit, its status during the year and any recommendations the independent auditor may have for improving or changing the audit and control environment;

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Pre-approving the services provided by our independent auditor;

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Overseeing the Company’s internal audit department and its review and testing of the Company’s internal control policies, systems and procedures;

•
Discussing with management and our independent auditor the adequacy of internal accounting and financial controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

•
Reviewing our accounting principles, policies and practices and financial reporting policies and practices;

•
Reviewing our Code of Ethics, the Audit Committee Charter, the Internal Audit Department Charter and any other relevant Company policies and overseeing other compliance matters;

•
Reviewing and evaluating the effectiveness of the Company’s risk assessment and risk management policies and processes, including with respect to cybersecurity and environmental risks, and reporting to the Board thereon;

•
Reviewing and, if appropriate, approving related party transactions entered into by the Company;

•
Reviewing, prior to publication or filing, our annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in our reports on Form 10-Q and Form 10-K, as well as such other information as the Audit Committee deems desirable; and

•
Undertaking other duties as assigned by our Board.

Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Ms. Lenehan, who is currently the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Nominating and Corporate Governance Committee has determined that each of the current members of our Audit Committee is independent under applicable Nasdaq and SEC rules for audit committee members.
Compensation Committee
The Compensation Committee met five times during 2023, and the Chair of the Compensation Committee met several times with then-Chief Executive Officer, Mr. Prior, as well. Our Compensation Committee’s written charter satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Compensation Committee include:
•
Reviewing and determining the compensation of our Chief Executive Officer and our other executive officers;

•
Reviewing with the Chief Executive Officer the compensation of the managers of the Company’s key operating units;

•
Reviewing the Company’s cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking and reporting such findings to the Board;

•
Reviewing and discussing with management our Compensation Discussion and Analysis to be included in our Proxy Statement;

•
Developing, administering and taking all action required or permitted to be taken by the Board under our stock-based incentive plan;

•
Reviewing and recommending to the Board the compensation of our directors;

•
Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of our compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of our stock in option, bonus, or appreciation arrangements), and other perquisites;

•
Retaining and working with compensation consultants or other advisors as the Compensation Committee may deem appropriate to carry out its responsibilities;

•
Considering the results of the most recent stockholder advisory vote on executive compensation and recommending to the Board for approval the frequency with which the Company will conduct such vote;

•
Overseeing the Company’s progress on its objectives with respect to human capital management;

•
Reviewing the Compensation Committee Charter; and

•
Undertaking such other functions as are assigned to the Compensation Committee by the Board.

The Compensation Committee meets several times each year to carry out these responsibilities. The Compensation Committee begins its analysis by reviewing the compensation trends and practices of the Company’s identified peer group as well as any other entities that the Compensation Committee may deem relevant against the current compensation of the Company’s Chief Executive Officer and the Company’s other executive officers. This year, the Compensation Committee again retained Compensia, Inc. (“Compensia”), a compensation consultant, to re-evaluate and make recommendations as to the Company’s peer group as well as to consult on executive and director compensation trends. Following this review, the Chief Executive Officer typically meets with the Chair of the Compensation Committee to discuss the draft compensation recommendations, performance analysis and future objectives of each of the executive officers of the Company and finalizes, with input from the Chair, a memorandum detailing the Company’s performance and individual executive officer performance for the year before providing it to the full Compensation Committee. The Chief Executive Officer also engages in a detailed discussion of the performance of an executive officer or a manager of the Company’s key operating units with the Committee. The Compensation Committee has been authorized by the Board to delegate to the Chief Executive Officer the power to make limited awards under the Company’s 2023 Equity Incentive Plan (the “2023 Equity Plan”) to employees of the Company. Our Board and our Nominating and Corporate Governance Committee have determined that each of the current members of our Compensation Committee is independent under applicable Nasdaq and SEC rules for compensation committee members.
The Compensation Committee determines the compensation of the Chief Executive Officer in an executive session following its review of the Chief Executive Officer’s performance against his goals for the year, the growth and performance of the Company, his leadership skills for the previous year, his self-evaluation for the prior year’s performance, and any other relevant factors.
For further information about the Compensation Committee’s practices, please see “Compensation Discussion and Analysis,” under “Executive Officer Compensation,” below.
Compensation Committee Interlocks and Insider Participation
During or prior to the fiscal year ended December 31, 2023, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board met four times in 2023. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Nominating and Corporate Governance Committee include:

•
Recommending to the Board the persons to be considered for nomination for election as directors at any meeting of stockholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board;

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Determining the independence of any director or director nominee to our Board;

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Recommending to the Board the directors to be appointed to each committee of the Board;

•
Reviewing and making recommendations to the Board regarding any stockholder proposals submitted to the Company pertaining to Board governance and director nominations;

•
Developing and making recommendations to the Board regarding changes to our Corporate Governance Guidelines;

•
Overseeing periodic Board self-evaluations;

•
Reviewing and reporting to the Board concerning the Company’s corporate responsibility and sustainability efforts, including the impact of environmental and social issues on the Company; and

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Undertaking such other functions as are assigned to the Nominating and Corporate Governance Committee by the Board.

Our Board has determined that each of the current members of the Nominating and Corporate Governance Committee is independent under applicable Nasdaq and SEC rules.
Investment Committee
The Investment Committee of our Board met four times in 2023. The Board established an Investment Committee in 2021 to assist the Board in its oversight of the Company’s significant internal and external investments and related matters, such as capital sourcing and significant sales or dispositions of business. Our Investment Committee operates under a charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Investment Committee include:
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Reviewing the Company’s annual capital plan, including capital allocation, funding, and capital expenditures;

•
Reviewing any material changes to the Company’s capital structure, including proposed capital and debt issuances and redemptions;

•
To the extent required by the Board, reviewing proposed Company credit facilities, letters of credit, borrowings and guarantees requiring Board approval;

•
Reviewing the financial aspects of significant proposed transactions requiring Board approval such as mergers, acquisitions, joint ventures, divestitures and strategic investments;

•
Reviewing any action regarding stock splits and stock repurchases, to be recommended to the full Board; and

•
Any such other tasks or functions as may be delegated to or requested of the Investment Committee by the Board.

Our Board has determined that the current members of the Investment Committee, other than Mr. Prior, are independent under applicable Nasdaq and SEC rules.

INDEPENDENT AUDITOR
PricewaterhouseCoopers LLP has audited our financial statements since 2002. Our Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent auditor for 2024 and we are asking stockholders to ratify this appointment in Proposal 3. The services provided by PricewaterhouseCoopers LLP in 2024 are expected to include, in addition to performing the consolidated audit, audits of certain subsidiaries; reviews of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC; and consultation on accounting, financial reporting, tax and related matters. A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.
Independent Auditor Fees and Services
The following table presents the aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022 (in thousands):
	2023	2022
Audit Fees(1)	$4,698	$4,699
Audit Related Fees(2)	130	—
Tax Fees(3)	—	—
All Other Fees(4)	92	12
Total Fees	$4,920	$4,711

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements and audit of certain subsidiaries. Fees also include the audit of the opening balance sheet and related purchase accounting associated with our acquisition of Sacred Wind Enterprises in 2022.

(2)
Represents fees for assurance related services that are reasonably related to the performance of the audit including one-off and discrete transactions, and review of various documents filed with the SEC in 2023.

(3)
Represent fees for tax compliance and consulting services.

(4)
Represents fees for all products and services other than the services reported in (1) and (2) above and includes fees for access to online technical accounting and reporting research software applications, compensation surveys, and other permissible advisory services.

Audit Committee Pre-Approval Policy and Procedures
In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees that are to be performed by PricewaterhouseCoopers LLP, our independent auditor. The Audit Committee’s pre-approval of permissible non-audit services involves consideration of the impact of providing such services on PricewaterhouseCoopers LLP’s independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC.
Audit Committee Report
As members of the Audit Committee of the Board of Directors of ATN International, Inc., we have reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2023.
The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standard No. 1301.
The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, discussed PricewaterhouseCoopers LLP’s independence with PricewaterhouseCoopers LLP and satisfied itself as to PricewaterhouseCoopers LLP’s independence.
We have also concluded that the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 was compatible with maintaining the independence of PricewaterhouseCoopers LLP.
Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2023.
By the Audit Committee
Pamela F. Lenehan, Chair
Dr. Bernard J. Bulkin
Derek G. Hudson

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 29, 2024.
Name	Age	Position
Michael T. Prior	59	Executive Chairman
Brad W. Martin	48	Chief Executive Officer and Director
Carlos R. Doglioli	54	Chief Financial Officer
Mary M. Mabey	42	Senior Vice President, General Counsel and Secretary
Justin M. Leon	38	Senior Vice President, Corporate Development
Executive Officers
Michael T. Prior. Mr. Prior’s biography appears in the section entitled “Director and Nominee Experience and Qualifications” herein.
Brad W. Martin is our Chief Executive Officer and a member of our Board of Directors. Mr. Martin had been our Chief Operating Officer since April 2018 prior to becoming our Chief Executive Officer and a member of our Board of Directors in January 2024. Prior to joining us in 2018, he previously served as Chief Operating Officer for Senet Inc., a leading “low power wide area” network (LPWAN) operator and global service provider. From 2013 through 2015, Brad served as Senior Vice President and Chief Quality Officer with Extreme Networks, a global leader in software-driven networking solutions for Enterprise and Service Provider customers. Between 2008 and 2013, he served as Vice President of Engineering Operations and Quality with Siemens Enterprise Communications and Enterasys Networks, delivering voice and data networking hardware and software solutions to global enterprises.
Carlos R. Doglioli is our Chief Financial Officer. Mr. Doglioli brings significant telecom experience, having served as the Chief Financial Officer of Centennial Towers, a developer, owner, and operator of wireless communication towers in Latin America since 2014, and from 2004 to 2007 at MetroRED Mexico, a leading integrated communications provider that owned and operated state-of-the-art high-capacity fiber optic communications focused on large and medium size corporate clients, ISPs, Internet-content providers, and telecommunications carriers in Mexico City. Previously, Mr. Doglioli served in multiple senior finance roles for portfolio companies of Devonshire Investors (the private equity group of Fidelity Investments), including CFO of Backyard Farms and Managing Director of Finance of J. Robert Scott.
Mary M. Mabey is our Senior Vice President, General Counsel and Secretary. Ms. Mabey joined the Company’s legal department in 2009 and was appointed General Counsel in March 2018, previously serving as our Deputy General Counsel. Prior to joining us, Ms. Mabey was with the law firm of Edwards Angell Palmer & Dodge LLP (now Locke Lord LLP) in Boston, Massachusetts, where she advised public and private companies in domestic and international transactions on corporate and securities law matters, merger, acquisition and financing transactions, corporate governance, and other general corporate matters.
Justin M. Leon is our Senior Vice President of Corporate Development. He joined the Company in 2015 and brings over fifteen years of investing and acquistion experience to the team. Prior to joining ATN, Mr. Leon worked in Corporate Strategy & Development for Nuance Communications, a publicly traded software company focused on speech recognition and machine learning, where he executed over $1 billion in acquisitions in the healthcare, mobile, and enterprise software verticals. Mr. Leon started his career at Stonebridge Associates, a boutique investment bank in Boston advising clients in technology, medical device, and consumer products verticals.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Compensation Discussion and Analysis, “named executive officers” and “executives” refers to the individuals who served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended December 31, 2023, as well as the other individuals included in the Summary Compensation Table below.
Compensation Philosophy
The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success and to maintain a reasonably competitive compensation structure as compared with similarly situated companies. We seek to align compensation with the achievement of business objectives and individual and Company performance. The annual cash bonus opportunity together with equity compensation that we provide our executive officers are our main incentive compensation tools to accomplish this alignment, as described below.
A core principle of our compensation philosophy to date is that a successful compensation program requires the application of judgment and subjective determinations of individual performance. With respect to our annual cash bonus opportunity, while we do assign an indicative weight to individual and general Company performance in determining an executive officer’s compensation, our Compensation Committee considers a number of factors in addition to these measures and we do not apply a strictly formulaic or mathematical approach to our compensation program.
The Compensation Committee does take into consideration certain financial and operational goals and metrics in determining annual cash performance bonus payments and seeks to link executive compensation actually paid to the Company’s actual performance. For bonus payments awarded to executive officers for 2023 performance, the Compensation Committee focused primarily on annual financial performance as compared to (i) the prior year, (ii) management goals and (iii) the Company’s guidance provided to the market. Key financial metrics examined included revenue, Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures, with the committee considering Adjusted EBITDA performance to be the most important. The Committee also looked at other factors outside the financial results for the year, such as increases in high-speed data subscribers, high-speed data homes passed, and mobile subscribers, the refinancing of the Company’s main loan facility and certain multi-year strategic initiatives. The Compensation Committee seeks to align the metrics it reviews and considers with respect to compensation awards with those that the Board believes should lead to a sustainable increase in stockholder value.
In determining annual equity grants, the Compensation Committee looks at a number of factors including an executive’s compensation history, individual and Company performance, and internal and external equity pay levels (using the Company’s peer group listed below). Historically, even in years of financial metric outperformance, the Committee has set executive equity and “total” (all cash and equity compensation) compensation between the 25th-50th percentile of peers. For example, in recent years, the total compensation of the Company’s Chief Executive Officer has been at or below the 25th percentile of peers.
In 2021, after reviewing the practices of the Company’s peers and the broader market, the Compensation Committee decided to introduce performance-vested stock units as an element of long-term incentive compensation for executive officers. At the same time, the Compensation Committee decided to reduce awards of strictly time-vested restricted stock units—both in absolute terms and as a relative portion of an executive’s total compensation potential, and split equity awards equally between time-vested restricted stock units and performance-vested stock units. The Compensation Committee believes that this change results in better alignment between executive compensation and stockholder returns and with a three-year “cliff” vesting period for the performance-vested stock units, does not encourage undue risk taking or a short-term planning horizon.
For 2023, the Compensation Committee took the same approach, and accordingly, equity grants to executive officers made in March 2024 for 2023 performance were split equally between time-vested restricted stock units and performance-vested stock units. A description of the terms of the restricted stock units and performance-vested stock units can be found in the “Annual Cash and Equity Bonuses—Annual Equity Awards” discussion on page 34 and relating to all long-term equity grants can be found in the “Grants of Plan-Based Awards” table located on page 40 of this Proxy Statement.
In determining annual changes to an executive’s base salary, excluding promotions, the Compensation Committee primarily looks at changes in the cost of living, but also examines peer group data, generally targeting the 25th to 50th percentile for base salary and cash bonus potential. In 2023, consistent with broader efforts to maintain control of costs at the Company, the Compensation Committee approved raises for the executive officers at or around 2.9%, excluding Brad Martin, who was promoted to Chief Executive Officer and received a 36.5% increase in his base salary in connection with the promotion.
With respect to other elements of compensation, our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of the Company at the time final compensation decisions are made. We believe that our relatively lean management structure, the level of communications between our Board and our senior management team and our corporate culture make this approach an effective method of determining compensation and protecting stockholder interests.
For 2023, in response to new rules issued by the Securities and Exchange Commission, the Compensation Committee also introduced compensation recoupment tools into the Company’s compensation program by adopting two compensation recoupment or “clawback” policies that are applicable to named executive officers and certain other executives of the Company. These changes were approved by the entire Board and, serve to even more closely align the Company’s actual financial performance to the compensation of its executives. A description of the terms of the Company’s clawback policies can be found in the “Executive Compensation Recoupment Program” discussion on page 37 of this Proxy Statement.
Role of Compensation Consultant
Our Compensation Committee has retained the advisory services of Compensia, a national executive compensation consulting firm. For the past seven years, Compensia has assisted the Compensation Committee with the identification of a relevant peer group and competitive market compensation data regarding the compensation of our named executive officers and directors as compared with the peer group. Compensia does not generally provide any other services to the Compensation Committee, except as may be requested from time to time with respect to specific matters and as described below.
In 2023, as it typically does every year, the Compensation Committee asked Compensia to (i) provide information on total direct compensation—including components of salary, bonus and equity with respect to the Company’s peer group, (ii) to give advice on changes to the peer group, and (iii) to review with the Compensation Committee any recent or pending changes to the rules and public company and peer trends on executive compensation, including feedback from the broader investor community on executive compensation practices. In 2023, Compensia also provided advice and support to the Compensation Committee with respect to its new equity compensation plan and in setting pay levels for its newly promoted Chief Executive Officer, its newly hired Chief Financial Officer, and the newly created position of Executive Chairman.
Compensia works at the direction of, and reports directly to, the Compensation Committee, which may replace the compensation consultant or hire additional advisors at any time. Compensia does not perform any services for the Company unless directed to do so by the Compensation Committee. Based on an analysis of the various factors set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Compensia or the work of Compensia on behalf of the Compensation Committee have raised any conflicts of interest, and the Compensation Committee believes that Compensia is independent.
External Sources
Generally, we seek to offer executive compensation that is reasonably competitive with telecommunications companies of a similar size. Defining a relevant “peer group” for us has been historically difficult because we have the complexity and geographic diversity of large multi-national companies but have similar total revenues and market capitalization to companies that tend to be focused on a very limited geographic area and provide limited services. Nonetheless, we believe that comparisons to certain other companies can provide us with useful information regarding appropriate compensation of our named executive officers and directors.
For 2023, our Compensation Committee referred to the executive compensation paid at the following group of companies:
8x8	Consolidated Communications	Liberty Latin America
Bandwidth Inc.	Echostar	Ooma
Brightcove	Edgio	Ribbon Communications
Cable One	Gogo	Shenandoah Telecommunications
Charge Enterprises	IDT	ViaSat
Cogent Communications	KORE Group	Wide Open West
Our Compensation Committee believes that these companies provide it with helpful indicators of competitive executive compensation levels and pay mix because, as a group, they had the following characteristics that are similar to ours: (1) they are primarily telecommunications companies; (2) several of them have both wireless and wireline operations; (3) several of them are of similar size to the Company in terms of market capitalization, revenue, or number of employees; and (4) several have a mix of domestic and international operations. However, finding close peers for the Company is difficult because the Company’s diverse group of operations in wide-ranging international and domestic geographies adds a level of complexity above that of the Company’s single-market or single-industry peers. Our Compensation Committee regards comparisons of us to these companies as informational reference points only—as such, we did not seek to establish any firm benchmark in reference to these companies or to require changes in our executive compensation to match changes in those companies’ compensation.
Role of Chief Executive Officer in Compensation Decisions
At the end of the year, our Chief Executive Officer evaluates the performance of our other named executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. Our Board has delegated to our Compensation Committee full discretion in its determination of the compensation to be paid to our Executive Chairman, Chief Executive Officer and our other named executive officers, including discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each named executive officer. The Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.
Compensation Policies and Practices Highlights
Compensation based on “pay for performance”	No special health or welfare plans
Long-Term equity incentives vesting over multi-year periods	No single-trigger acceleration of compensation in a change of control
Stock Ownership Guidelines for NEOs and Directors	No guaranteed incentive compensation
Clawback policy in place	Hedging of Company shares and options trading prohibited
Equity incentives aligned to stockholder return	No liberal recycling of vested Company shares repurchased from plan participants for payment of taxes

Elements of Compensation
Overview
Our executive compensation program is focused on three separate elements:
•
base salary;

•
annual cash bonuses; and

•
equity awards.

When communicating our compensation program to current and prospective executives, the Company has focused on the combination of these three elements. Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or “pay mix” of these compensation elements.
Base Salary
We seek to set the base salary of each executive at a level that is competitive, taking into account the overall compensation history of the particular executive and our other executives and the base salaries paid by similarly situated companies for such roles. In addition to merit-based changes when warranted, our Compensation Committee generally believes that base salaries should increase annually at a rate that is generally commensurate with cost-of-living adjustments, as represented by indicators like the Consumer Price Index. In addition to merit-based changes, larger increases (or decreases) may be made based on a change in the responsibilities of the executive. Factors such as the expansion or contraction of the Company and the financial condition and prospects of the Company may also influence annual salary adjustments. From time to time, comparative market factors also may cause the Compensation Committee to make increases above or below the normal cost-of-living adjustment.
Below is a chart showing the base salary rates for 2023 and 2024 for our named executive officers, in comparison to those in effect in 2022. For 2023, the Compensation Committee decided to provide basic cost-of-living increases for all executive officers. For 2024, the Compensation Committee adjusted each of Mr. Prior and Mr. Martin’s base salaries with their changes in role to Executive Chairman and Chief Executive Officer, respectively, and provided cost-of-living increases for Ms. Mabey and Mr. Leon.
Named Executive Officer	2024(1)	Annualized Percent Change from 2023-2024	2023(1)	Annualized Percent Change from 2022-2023	2022(1)
Michael T. Prior(2)	$525,000	(24.3)%	$693,232	2.9%	$674,000
Brad W. Martin(3)	$525,000	36.5%	$384,578	2.8%	$374,000
Justin D. Benincasa(4)	$420,000	N/A	$419,539	2.8%	$408,000
Mary M. Mabey	$344,000	3.1%	$333,655	2.7%	$325,000
Justin M. Leon	$264,710	3.1%	$256,731	2.7%	$250,000

(1)
Amounts shown are annualized rates of base salary and may differ slightly from amounts actually received and as reported in Summary Compensation Table.

(2)
Mr. Prior served as Chief Executive Officer through December 31, 2023, and his salary for the 2024 year is compensation for his role as Executive Chairman.

(3)
Mr. Martin served as Chief Operating Officer through December 31, 2023, and became Chief Executive Officer on January 1, 2024.

(4)
Mr. Benincasa served as Chief Financial Officer through March 17, 2024.

Annual Cash and Equity Bonuses
Annual Cash Bonus
We believe that a substantial bonus opportunity, as measured as a percentage of the executive’s base salary, motivates executive performance because it makes a significant amount of the executive’s overall compensation contingent upon individual and Company performance. Further, such approach enables the Company to avoid a higher fixed cost of annual base salaries and gives us the ability to control a major piece of compensation expense if the Company ever experiences a business reversal.
For 2023 and 2024, the annual bonus opportunity for each of our named executive officers was as follows:
Named Executive Officer	2024 Annual Bonus Opportunity Expressed as % of Base Salary	2023 Annual Bonus Opportunity Expressed as % of Base Salary
Michael T. Prior(1)	—	100%
Brad W. Martin(2)	100%	75%
Justin D. Benincasa(3)	—	75%
Mary M. Mabey	60%	60%
Justin M. Leon	50%	50%

(1)
Mr. Prior served as Chief Executive Officer through December 31, 2023, and his salary for the 2024 year is compensation for his role as Executive Chairman. As CEO, Mr. Prior was eligible for a bonus for the year ended December 31, 2023, but is not eligible for a cash bonus as Executive Chairman.

(2)
Mr. Martin served as Chief Operating Officer through December 31, 2023, and became Chief Executive Officer on January 1, 2024.

(3)
Mr. Benincasa served as Chief Financial Officer through March 17, 2024.

At the end of the year, the Compensation Committee makes an overall assessment of the quality of each named executive officer’s performance during the year. For named executive officers other than the Chief Executive Officer, this assessment is based largely on discussions between the Compensation Committee and the Chief Executive Officer. As noted above, the Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.
Although broad performance objectives are identified at the beginning of each year as a means to align individual behavior with Company objectives, it is communicated to each executive that the Compensation Committee always has the full discretion to determine the extent to which bonuses will be paid or not, regardless of the achievement of any such objectives. For named executive officers, the actual amount of annual cash bonus awarded for 2023 was based on a review of a number of factors that are each assigned a recommended weight for each executive, which varies based on the roles and duties of each individual. In general, the Compensation Committee believes that annual bonuses should be tied to overall Company performance such as financial and operating performance and significant strategic developments (as assessed by the Compensation Committee), particularly for the most senior members of our management team, such as our Chief Executive Officer, Chief Financial Officer, and former Chief Operating Officer.
Our corporate performance has historically been reviewed by reference to year-over-year consolidated Company performance and our Compensation Committee takes note of additional significant overall Company achievements or weaknesses which may or may not have impacted or been reflected in the Company’s financial or operational results. For 2023, the recommended weight assigned to each performance factor varied according to the role of each of our executive officers, and generally fell into the following ranges:

Performance Factor	Range	Description
Company Performance	60-80%	Accomplishment of Company-wide goals for the year. These included financial performance such as revenue, and Adjusted EBITDA, key performance indicators like subscriber levels and specific Company objectives for a given year.
Specific Individual Accomplishments	10-30%	Individual accomplishments related to personal goals and key strategic and operational priorities, such as implementing productivity improvements in a particular department, completing major network projects, strengthening operational teams, mitigating certain risks and winning government support for major priorities.
General Individual Performance	10-15%	General assessment of the individual’s work performance through the year, including leadership, talent development and contribution to Company culture
While these weight ranges are presented to the Compensation Committee by our Chief Executive Officer as a guide in connection with his assessment of our executives’ performance during the year, actual bonus awards are subject to the Compensation Committee’s discretion to increase, decrease, or disregard such amount or weight range for each performance metric based on the Compensation Committee’s review of each individual’s performance and relevant job responsibilities. For the Chief Executive Officer, the Committee generally gives higher weight to Company performance than the foregoing range indicates.
Typically, the Company has paid bonuses at levels at or below the target opportunity with the Compensation Committee treating the target bonus opportunity percentage as more of a ceiling in most years. For 2023, we paid the annual bonuses to our named executive officers described under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the reasons described below.
Michael Prior, our Chief Executive Officer through December 31, 2023, was paid an annual bonus of $694,000, representing 100% of his 2023 annual target bonus opportunity. In determining the annual bonus and annual equity award for the Chief Executive Officer, the Compensation Committee considered a number of factors, including: (i) actual performance against the Company’s financial plan and against the prior year, (ii) the progress made on the Company’s three year strategy of fiber and other network upgrades and expansions, (iii) growth in high speed data and mobile subscribers, (iv) the award of a number of government subsidies to support network expansion to targeting under-served communities in the Company’s US operating areas, and (v) and other key achievements such as the re-financing of the Company’s main credit facility. For 2023, for the then-Chief Executive Officer and Chief Financial Officer, the Committee also took into consideration the work around ensuring a successful transition of their roles to their respective successors.
Justin Benincasa, our Chief Financial Officer through March 17, 2024, was paid an annual bonus of $315,000 or 100% of his 2023 annual target bonus opportunity. The Compensation Committee noted, among other things, in recognizing his performance for the 2023 year: (i) the successful re-financing of debt facilities and (ii) his work towards certain cost reduction actions at the Company.
Brad Martin, our Chief Operating Officer through December 31, 2023 and Chief Executive Officer effective January 1, 2024, was paid an annual bonus of $288,750, or 100% of his annual bonus opportunity for 2023 in his role of Chief Operating Officer. Among other things, the Compensation Committee considered: (i) his operational leadership of the execution of several major projects, (ii) his role in ensuring leadership transitions at several critical subsidiaries, and (iii) his increased responsibilities in the year in transitioning to his upcoming role as Chief Executive Officer.
Mary Mabey, our Senior Vice President and General Counsel, was paid an annual bonus of $172,545, or 86% of her 2023 annual target bonus opportunity, reflecting her work leading internal and external legal teams on a number of major initiatives including strategic integration, oversight and closure of large commercial contracts, and also took into consideration certain other matters not optimally executed.

Justin Leon, Senior Vice President of Corporate Development, was paid $126,701, or 99% of his 2023 annual target bonus opportunity, reflecting his leadership on the execution on internal strategic and financial objectives.
Annual Equity Awards
Under our 2023 Plan, we may grant stock options, restricted stock and other equity awards to our directors, consultants and employees, including our named executive officers. Awards made under the 2023 Plan may be granted subject to conditions and restrictions, including vesting requirements, achievement of performance goals and forfeiture and recapture of shares upon certain events. Our Compensation Committee, composed entirely of independent non-employee directors, grants awards to our employees under our 2023 Plan. Our Chief Executive Officer also has authority to make limited grants under the 2023 Plan to employees of the Company.
In addition to annual equity awards to our officers, from time to time we may grant significant equity compensation in connection with the hiring of named executive officers. For new hires, the awards typically are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion. In March 2024, Mr. Martin’s annual equity award was increased to $1,461,322 in connection with his promotion to Chief Executive Officer in January 2024.
In general, we have awarded restricted stock and stock options with time-based vesting schedules of four years, and, in the case of vested stock options, having an exercise period of 10 years while employed by the Company. Since 2013, the majority of the equity awards granted by the Compensation Committee have been in the form of restricted stock, restricted stock units, and performance stock units and the Compensation Committee has not granted option awards to our named executive officers during that period.
In keeping with its practice initiated in 2021, the equity compensation awarded to each executive officer by the Compensation Committee in March 2024 was composed of half performance-vested stock units (based on target level of performance) and half restricted stock units. As in the past, the restricted stock units vest ratably over four years on each anniversary of the grant date. The performance-vested stock units vest after the end of the three-year performance period, with the actual number of shares to vest and be issued following vesting based on the relative returns earned by the Company’s stockholders during the performance period compared to the returns earned by the broader market of “small cap” stocks that comprise the Russell 2000 Index, as described in more detail below.
Pursuant to the terms of our performance-vested stock unit award agreement, the Company issued a target number of performance-vested stock units on March 12, 2024, with the actual number of performance-vested stock units earned to be determined by comparing the Company’s total stockholder return (“TSR”) over a three-year period ending March 12, 2027 to the total shareholder return of the Russell 2000 Index for the same period. The relative performance is calculated based on the average closing prices for the 40-day trading period immediately preceding and including each of the first and last days of the three-year performance period ending on March 12, 2027.
The actual number of shares to be issued upon vesting of the performance-vested stock units in the event the Company’s TSR for such period is greater than or equal to zero at the end of the measurement period ranges from 0% (if the Company’s TSR is in the bottom 25% of the peer group) to 150% (if the Company’s stock performance is in the top 25% of the peer group). In the event the Company’s TSR is less than zero for that period, the number of shares to be issued is capped at 100% of target regardless of the level of relative outperformance. Subject to requirements relating to continued employment with the Company through the last day of the performance period ending on March 12, 2027, and to special vesting provisions in case of a change of control, death, disability or retirement, the shares will be delivered on the date (which will be no later than March 12, 2028) that the Compensation Committee makes the determination of the Company’s performance relative to the Russell 2000 Index.
In awarding equity grants, the Compensation Committee typically reviews and approves an award based on the estimated grant date value of the award, and then determines the actual number of shares underlying such award based on the then-current share price. In keeping with its practice adopted in 2020, after noting the fairly wide swings in share prices that occurred in the weeks leading up to the equity award determination and similar movements in previous years, the Compensation Committee determined the number of restricted stock units (“RSUs”) and performance-vested stock units (“PSUs”) to award each recipient by reference to the average closing price for the Company’s common stock for the 20 trading days up to and including the Friday in advance of the Compensation Committee’s meeting during the subsequent week. For grants made on March 12, 2024 for 2023 performance, this amount was $34.53 per share, and for grants made on March 7, 2023 for 2022 performance, this amount was $45.13 per share. The Compensation Committee believes that this practice is a fair manner of dealing with the positive or negative impact of short term movements in the Company’s share price.
The total number of equity compensation awards and value of the awards, utilizing the 20-trading day average per share, for grants made in each of the 2024 and 2023 years to named executive officers, is set forth below. While the number of PSUs below was determined utilizing the 20-trading day average per share price referenced above, the actual grant date value of such PSUs is determined based on a Monte Carlo simulation, due to its performance vesting requirements.
	Year	RSU Awards (#)	Grant Date Value of RSU Awards ($)	PSU Awards (at target) (#)	Grant Date Value of PSU Awards (at target) ($)
Michael T. Prior(1)	2024	21,720	$706,986	21,720	$754,336
	2023	25,000	$998,500	25,000	$1,127,500
Brad W. Martin(2)	2024	21,720	$706,986	21,720	$754,336
	2023	11,000	$439,340	11,000	$496,100
Justin D. Benincasa(3)	2024	—	—	—	—
	2023	11,000	$439,340	11,000	$496,100
Mary M. Mabey	2024	10,140	$330,057	10,140	$352,162
	2023	6,600	$263,600	6,600	$297,660
Justin M. Leon	2024	8,692	$282,925	8,692	$300,135
	2023	5,500	$219,670	5,500	$248,050

(1)
Mr. Prior served as Chief Executive Officer through December 31, 2023, and effective January 1, 2024 became Executive Chairman.

(2)
Mr. Martin served as Chief Operating Officer through December 31, 2023, and became Chief Executive Officer on January 1, 2024.

(3)
Mr. Benincasa served as Chief Financial Officer through March 17, 2024 and did not receive an equity award in 2024.

In approving the annual cash bonus and equity incentive awards, the Compensation Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and concluded that the equity awards described above would not be likely to encourage excessive risk taking, as the restricted stock unit awards typically vest ratably over a period of four years and the performance-vested stock unit awards have a cliff vesting period of three years. While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying outstanding stock options, unvested restricted stock, unvested restricted stock units, and unvested performance-vested stock units at a reasonable level in relation to our outstanding equity (calculated on a fully diluted basis), the Compensation Committee believes that equity compensation will remain a critical recruitment, retention and incentive tool, as well as furthering the alignment of stockholder and employee interests.
Retirement, Benefits and Other Arrangements
In 2008, we adopted a deferred compensation plan for our then-existing executives. This plan is intended to provide retirement income to certain of our executives, including some of our named executive officers (who were executives at the time the plan was adopted). Following Mr. Benincasa’s retirement in

March 2024, Mr. Prior is the only named executive officer who is a participant in this deferred compensation plan. The plan was adopted to offset a reduction in our annual contributions to these executives’ accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Under this plan, we make bi-weekly credits equal to 8% of the executive’s then current base salary to an account on behalf of the executive. In addition to these quarterly credits, although we have historically not done so, we may make additional credits in our sole discretion. See the description of the deferred compensation plan under the caption Non-Qualified Deferred Compensation Plan for additional information regarding the deferred compensation plan. Executives hired after 2008 do not participate in this plan. Except for this plan, our named executive officers currently do not receive any benefits, including retirement, medical and dental, life and disability insurance, that are not also available to all of our employees.
The terms of our PSU agreements provide for continued vesting following the eligible retirement of a participant. To qualify for this continued vesting of any PSU grant, a participant must retire no earlier than six months following the date of PSU grant, must be at least 55 years of age, and must have provided at least ten years of service to the Company. In connection with his retirement in March 2024, Mr. Benincasa is eligible to continue to receive continued vesting of his PSU grants made in March 2022 and March 2023, which are scheduled to vest, respectively, in March 2025 and March 2026.
Severance Agreements
In March 2023, we entered into amended executive agreements with each of our named executive officers that provide severance benefits, and in January 2024, Mr. Martin entered into an amended executive agreement with respect to his promotion to Chief Executive Officer. These severance agreements provide each executive with severance pay upon termination as described therein in exchange for standard covenants of confidentiality, non-competition, non-solicitation and non-circumvention for a one year-period following termination and a standard release and waiver of claims. In the event of a termination by the Company without “cause” or by the executive for “good reason” and in the absence of a “change in control” (each as defined in the agreements), each executive would be entitled to (i) severance pay in the amount of one times his or her base salary (and in the case of our Chief Executive Officer, one and a half times his or her base salary) and (ii) COBRA continuation coverage at a rate equal to the rate paid by active employees during the twelve months following the termination (eighteen months in the case of the Chief Executive Officer). In the event of a termination by the Company without “cause” or by the executive for “good reason” within the period commencing three months prior to and ending or twelve months (eighteen months in the case of the Chief Executive Officer) following, a change in control (as defined in the amended severance agreements), such executive would be entitled to (i) severance pay in the amount of one times (and in the case of the Chief Executive Officer, one and a half times) his or her base salary, (ii) such executive’s maximum target incentive compensation for such year (and in the case of the Chief Executive Officer, one and a half times such target), excluding any eligible amounts of equity compensation, (iii) COBRA continuation coverage at a rate equal to the rate paid by active employees for the twelve months following the termination (eighteen months in the case of the Chief Executive Officer), and (iv) the immediate vesting of all restricted stock, restricted stock units, performance-vested stock units or stock options held by such executive.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers and our directors to further align the interests of management and our directors with those of our stockholders. The ownership guidelines require stock ownership having a “target dollar value,” which consists of the value of common stock owned by the executive officer or director as a multiple of that executive officer’s base salary or the director’s annual cash retainer, as shown in the table below:
Position	Individual Guideline Level
Chief Executive Officer	5x annual base salary
All other Executive Officers	2x annual base salary
Non-Executive Directors	2x annual retainer

“Target dollar value” generally is based on the number of (i) shares of common stock and (ii) aggregate vested shares of restricted stock units and performance-vested stock units with respect to which delivery of an equivalent number of underlying shares has been deferred, in each case “beneficially owned” (as defined by the SEC in Rule 13d-3 promulgated under the Exchange Act) by the executive officer or director, and does not include unvested shares of restricted stock, unvested restricted stock units, performance-vested stock units, or unexercised stock options. The value is computed as of the last trading day of each fiscal year, based on the closing price of our common stock as reported on Nasdaq, rounded to the nearest 100 shares.
For the calculation of satisfaction of the guideline for non-executive directors, the value of the annual retainer includes amounts payable to such director for annual stock or cash compensation, but does not include any additional retainer paid as a result of service as a Board chair, lead independent director, committee chair or committee member.
Unless and until an executive officer or non-executive director has satisfied his or her applicable guideline level (and absent a waiver from the Compensation Committee), the executive officer or non-executive director is required to retain an amount equal to 75% of the net shares received as the result of the exercise, vesting or payment of any Company equity awards granted to the executive officer or non-executive director. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, to (i) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights) or (ii) satisfy any immediate withholding taxes arising in connection with the exercise, vesting or payment of an equity award (e.g., stock options, stock appreciation rights, restricted stock units, restricted stock).
All of our executive officers and directors were in compliance with the policy as of December 31, 2023, however, Messrs. Doglioli, Hudson, Leon and Martin, and Mses. Henry, Jacobs and Mabey have not yet reached the ownership guideline.
Our Insider Trading and Anti-Hedging Policy expressly states that directors, officers and employees are prohibited from engaging in “short sales” or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.
Executive Compensation Recoupment Program
In 2023, the Company adopted two compensation recoupment policies applicable to all of our executive officers and certain other employees of the Company. The first policy, applicable only to executive officers (the “Executive Clawback Policy”), requires that, in the event the Company is required to prepare a Restatement (as defined in the Executive Clawback Policy), any excess incentive-based compensation that is received by an executive officer for the purposes of the Executive Clawback Policy during the three-year look back period and was based on erroneously reported achievement of a financial metric received be subject to recoupment. The Executive Clawback Policy is designed to satisfy applicable Nasdaq requirements and is attached as an exhibit to our Annual Report on Form 10-K.
The second policy (the “Officer Clawback Policy”), applicable to both executive and certain non-executive officers (as determined from time to time by the Compensation Committee), provides that the Committee may require the recoupment of any excess incentive-based compensation received by a covered individual during the three-year look-back in the event that the Company is required to prepare a Restatement (as defined in the Officer Clawback Policy) and the Committee determines that the covered individual engaged in misconduct related to the Restatement. In addition, the Officer Clawback Policy provides that any additional cash (which does not include salary payments) or equity compensation (including both time-based and performance-based equity awards) received by an executive or non-executive officer may be subject to recoupment, if in the determination of the Compensation Committee, such individual engaged in certain misconduct that is materially adverse to the financial condition, operations or reputation of the Company.
Each Clawback Policy is intended to supplement, but not limit or constrain, any statutory or regulatory right or obligation of the Company to recover compensation from its employees (including, without limitation, the requirements of the Sarbanes-Oxley Act of 2002 and Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
“Say on Pay” Advisory Approval of Executive Compensation
At our 2023 Annual Meeting, stockholders voted on a non-binding and advisory basis, and the Board elected, to hold an advisory vote of stockholders to approve the compensation of our named executive officers annually, a change from the previous cadence of every three-years. At our 2023 Annual Meeting, the last Annual Meeting at which our stockholders voted on our named executive officer compensation, more than 95% of the shares present, or represented by proxy, and entitled to vote at the 2023 Annual Meeting approved our named executive officer compensation. While the approval in 2023 was advisory and non-binding in nature, the Board and Compensation Committee value the opinion of stockholders and consider this outcome as an indication that stockholders agree that our executive compensation programs use appropriate structures and policies that are effective in achieving our Company’s goals and objectives. This year, in recognition of the advisory vote of stockholders requesting an increased frequency of the “Say on Pay” vote, the Board is again requesting that stockholders vote, on an advisory basis, to approve the compensation of our named executive officers.
Compensation Committee Report
Each member of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
By the Compensation Committee
Richard J. Ganong, Chair
April V. Henry
Patricia A. Jacobs

2023 Summary Compensation Table
The table below summarizes the total compensation paid to, or earned by, each of our named executive officers for each of fiscal years ended December 31, 2023, 2022 and 2021. Each named executive officer is listed along with such person’s title as of December 31, 2023.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael T. Prior(3) Chairman, Chief Executive Officer and President	2023	693,232	2,126,000	$694,000	68,659	3,581,890
	2022	674,000	1,852,208	640,000	65,520	3,231,728
	2021	661,000	2,132,370	522,000	64,480	3,379,850
Justin D. Benincasa(4) Chief Financial Officer	2023	419,589	935,440	315,000	46,763	1,716,742
	2022	408,000	923,945	290,000	44,240	1,666,185
	2021	398,000	892,620	252,000	43,040	1,585,660
Brad W. Martin Chief Operating Officer	2023	384,578	935,440	288,750	13,200	1,621,968
	2022	374,000	923,945	267,000	12,200	1,577,145
	2021	365,000	826,500	232,000	11,600	1,435,100
Mary M. Mabey Senior Vice President, General Counsel and Corporate Secretary	2023	333,655	561,264	172,545	12,565	1,080,029
	2022	325,000	682,165	150,000	12,200	1,169,365
	2021	285,000	528,960	120,000	9,822	943,782
Justin M. Leon (5) Senior Vice President, Corporate Development	2023	256,731	467,720	126,701	10,099	861,251
	2022	250,000	492,195	125,000	9,700	876,895

(1)
The amounts in this column reflect the grant date value, presented in accordance with FASB ASC Topic 718. The amounts in this column do not include restricted stock unit grants made on March 7, 2023, for 2022 achievements.

(2)
The amounts in this column reflect matching contributions made by the Company to each of the named executive officers pursuant to the ATN International, Inc. 401(k) Plan and contributions made by us to a non-qualified deferred compensation plan for all three years for Messrs. Prior and Benincasa.

For the year ended December 31, 2023, such amounts were as follows:
	401(K) Matching Contributions ($)	Contributions to Non-Qualified Deferred Compensation Plan ($)	Total ($)
Michael T. Prior	13,200	55,459	68,659
Justin D. Benincasa	13,200	33,563	46,763
Brad W. Martin	13,200	—	13,200
Mary M. Mabey	12,565	—	12,565
Justin M. Leon	10,099	—	10,099

(3)
On January 1, 2024, Mr. Prior stepped down from his role as Chief Executive Officer and now serves as Executive Chairman.

(4)
Mr. Benincasa retired on March 17, 2024.

(5)
Mr. Leon was named an executive officer of the Company in 2022.

Grants of Plan-Based Awards
The table below sets forth additional information regarding stock awards granted to our named executive officers during the fiscal year ended December 31, 2023:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock ($)(4)
Name	Type of Award	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)(1)
Michael T. Prior	Annual Cash Bonus	—	—	694,000	—	—	—
	Restricted Stock Units(2)	3/7/2023	—	—	—	25,000	998,500
	Performance Stock Units(3)	3/7/2023	—	—	—	25,000	1,127,500
Justin D. Benincasa	Annual Cash Bonus	—	—	315,000	—	—	—
	Restricted Stock Units(2)	3/7/2023	—	—	—	11,000	439,340
	Performance Stock Units(3)	3/7/2023	—	—	—	11,000	496,100
Brad W. Martin	Annual Cash Bonus	—	—	288,750	—	—	—
	Restricted Stock Units(2)	3/7/2023	—	—	—	11,000	439,340
	Performance Stock Units(3)	3/7/2023	—	—	—	11,000	496,100
Mary M. Mabey	Annual Cash Bonus	—	—	200,400	—	—	—
	Restricted Stock Units(2)	3/7/2023	—	—	—	6,600	263,600
	Performance Stock Units(3)	3/7/2023	—	—	—	6,600	297,660
Justin M. Leon	Annual Cash Bonus	—	—	128,500	—	—	—
	Restricted Stock Units(2)	3/7/2023	—	—	—	5,500	219,670
	Performance Stock Units(3)	3/7/2023	—	—	—	5,500	248,050

(1)
There are no threshold or maximum payouts established under the Company’s non-equity incentive plan.

(2)
These securities vest ratably on March 7, 2024, March 7, 2025, March 6, 2026 and March 7, 2027.

(3)
These securities vest on March 6, 2026.

(4)
The amounts in this column reflect the grant date fair value of awards determined as set forth in footnotes 1 and 2 to our Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2023
The table below sets forth additional information regarding stock awards granted to our named executive officers that were outstanding as of December 31, 2023.
		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Michael T. Prior	3/7/2023	25,000(1)	974,250
	3/7/2023	25,000(2)	1,020,750
	3/25/2022	16,087(1)	626,910
	3/25/2022	21,450(2)	1,049,120
	3/9/2021	9,675(1)	377,035
	3/9/2021	19,350(2)	727,367
	3/11/2020	6,812(1)	265,464
Justin D. Benincasa	3/7/2023	11,000(1)	428,670
	3/7/2023	11,000(2)	449,130
	3/25/2022	8,025(1)	312,734
	3/25/2022	10,700(2)	523,337
	3/9/2021	4,050(1)	157,829
	3/9/2021	8,100(2)	304,479
	3/11/2020	2,662(1)	103,738
Brad W. Martin	3/7/2023	11,000(1)	428,670
	3/7/2023	11,000(2)	449,130
	3/25/2022	8,025(1)	312,734
	3/25/2022	10,700(2)	523,337
	3/9/2021	3,750(1)	146,138
	3/9/2021	7,500(2)	281,925
	3/11/2020	1,915(1)	74,628
Mary M. Mabey	3/7/2023	6,600(1)	257,202
	3/7/2023	6,600(2)	269,478
	3/25/2022	5,925(1)	230,897
	3/25/2022	7,900(2)	386,389
	3/9/2021	2,400(1)	93,528
	3/9/2021	4,800(2)	180,432
	3/11/2020	1,600(1)	62,352
Justin M. Leon	3/7/2023	5,500(1)	214,335
	3/7/2023	5,500(2)	224,565
	3/25/2022	4,275(1)	166,597
	3/25/2022	5,700(2)	278,787
	3/9/2021	1,625(1)	63,326
	3/9/2021	3,250(2)	122,168
	3/11/2020	550(1)	21,434

(1)
Consists of restricted stock units. Grants vest 25% annually commencing one year from the date of grant. Valued at $38.97 per share, the closing price of our stock on December 31, 2023.

(2)
Consists of performance stock units. Grants vest 100% on the third anniversary of the grant date. Fair value, using a Monte Carlo simulation, for the March 7, 2023, March 25, 2022 and March 9, 2021 grants were $40.83 per share, $48.91 per share, and $37.59 per share, respectively, as of December 31, 2022.

Option Exercises and Stock Vested
The table below sets forth information with respect to our named executive officers regarding all restricted stock that vested during 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael T. Prior	23,263	931,064
Justin D. Benincasa	9,788	391,094
Brad W. Martin	7,890	314,604
Mary M. Mabey	6,150	245,261
Justin M. Leon	3,287	130,564

(1)
Reflects the market value of the shares based on the closing price of our common stock on the vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information regarding our equity compensation plans as of December 31, 2023:
Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1):	442,834(2)	—(3)	1,411,190
Equity compensation plans not approved by security holders:	—	—	—
Total	—	—	1,411,190

(1)
On June 6, 2023, we established the ATN International, Inc. 2023 Equity Incentive Plan (the “2023 Equity Plan”) and reserved 1,432,070 shares for the grant of restricted stock units, performance stock units and stock options and awards of shares of Common Stock that are not subject to restrictions or forfeiture. The 2023 Equity Incentive Plan replaced the previously approved ATN International, Inc. 2008 Equity Incentive Plan (the “2008 Equity Plan”). No additional grants are made under the 2008 Equity Plan following the effective date of the 2023 Equity Plan. Outstanding grants under the 2008 Equity Plan continue in effect according to their terms.

(2)
Consists of 284,284 shares of our common stock subject to outstanding restricted stock unit (“RSU”) awards and 158,550 shares of our common stock subject to outstanding performance stock unit (“PSU”) awards (assuming the maximum number of PSUs will vest) granted under the 2023 Equity Plan and the 2008 Equity Plan.

(3)
The weighted average exercise price excludes RSU and PSU awards as they have no exercise price.

Non-Qualified Deferred Compensation Plan
The following table sets forth contributions by us to our deferred compensation plan for fiscal year 2023.
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael T. Prior	—	55,459	208,665	—	1,311,463
Justin D. Benincasa	—	33,563	81,149	—	690,657
Brad W. Martin(2)	—	—	—	—	—
Mary M. Mabey(2)	—	—	—	—	—
Justin M. Leon(2)	—	—	—	—	—

(1)
The amounts reported in this column are reported for fiscal 2023 in the “All Other Compensation” column of the Summary Compensation Table.

(2)
Mr. Martin, Ms. Mabey and Mr. Leon are not participants in our deferred compensation plan.

Effective as of December 5, 2008, we adopted a non-qualified deferred compensation plan for our then existing executive officers. This plan is intended to provide retirement income to our executive officers and was adopted to offset a reduction in our annual contributions to those executives’ accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Accordingly, we do not expect to add newly hired executives to this plan. Under this plan, we make bi-weekly credits equal to 8% of the executive officer’s then current base salary to an account in the plan on behalf of the executive. In addition to these bi-weekly credits, the Compensation Committee may make additional credits in its sole discretion. Credits to such executive officer’s account under the plan will be deemed to be invested in one or more investment funds selected by the executive officer. Overall investment return is dependent upon the performance of each executive officer’s selected investment alternatives. Credits will be fully vested at all times and the executive officers will have a non-forfeitable interest in the balance of their respective accounts. Benefits under the plan are payable upon a separation from service in a cash lump sum or in accordance with a fixed schedule elected by the executive officer. Distributions may be made prior to the executive officer’s separation from service only for certain financial hardship reasons. The plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.
Potential Payments Upon Termination or Change of Control
We have entered into severance agreements with each of our named executive officers. For a description of these agreements, please see “Severance Agreements” above. The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on December 31, 2023, the last business day of our fiscal year.

Named Executive Officer	Event	Salary & Other Cash Payment(1)	COBRA Benefits	Acceleration of Vesting of Certain Equity	Vesting of Restricted Stock Unit Awards(2)	Vesting of Performance Stock Unit Awards(3)	Total
Michael T. Prior	Termination Without Cause or for Good Reason	$2,352,463	$37,123	N/A	$—	—	$2,389,586
	Change of Control Termination	3,393,463	37,123	100%	2,243,659	2,797,236	8,471,481
Justin D. Benincasa(4)	Termination Without Cause or for Good Reason	1,110,657	23,999	N/A	—	—	1,134,656
	Change of Control Termination	1,425,657	23,999	100%	1,002,971	1,276,946	3,729,573
Brad W. Martin(5)	Termination Without Cause or for Good Reason	385,000	33,422	N/A	—	—	418,422
	Change of Control Termination	673,750	33,422	100%	962,169	1,254,392	2,923,734
Mary M. Mabey	Termination Without Cause or for Good Reason	334,000	32,841	N/A	—	—	366,841
	Change of Control Termination	534,400	32,841	100%	643,979	836,299	2,047,519
Justin M. Leon	Termination Without Cause or for Good Reason	257,000	33,091	N/A	—	—	290,091
	Change of Control Termination	385,500	33,091	100%	465,692	625,520	1,509,802

(1)
Includes payments under our Non-Qualified Deferred Compensation Plan for Messrs. Prior and Benincasa not triggered by any severance arrangement and payable to the employee upon any termination or resignation of employment.

(2)
Valued at $38.97 per share, the closing price of our common stock on December 31, 2023.

(3)
Valued, as of December 31, 2023, using a Monte Carlo simulation.

(4)
Mr. Benincasa retired effective March 17, 2024.

(5)
Effective January 1, 2024, Mr. Martin was promoted to Chief Executive Officer and the payment amounts related to potential termination or change in control were increased in accordance with the Company’s standard form of severance agreement for the CEO role.

Pay Ratio Disclosure
Pursuant to rules adopted pursuant to the Dodd-Frank Act, we have included in this Proxy Statement a reasonable estimate of the Chief Executive Officer to median employee pay ratio for 2023 annual compensation. We identified the median employee based on 2023 taxable wages for all individuals, excluding our then-Chief Executive Officer, Mr. Michael Prior, employed by us on December 31, 2023 (whether employed on a full-time, part-time, or seasonal basis). For such employees, we annualized the compensation for any full-time employees not employed for the entire 2023 fiscal year, but not for any part-time employees. Other than as set forth above, we did not make any assumptions, adjustments, or estimates with respect to taxable wages. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table set forth elsewhere in this Proxy Statement. The annual total compensation of our median employee for 2023 was approximately $64,114. As disclosed in the Summary Compensation Table, our Chief Executive Officer’s annual total compensation for 2023 was $3,581,890. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 56:1.

The foregoing calculation reflects employees located in all of the Company’s operating jurisdictions. At year end, we had approximately 1,025 employees in the United States and the United States Virgin Islands, and approximately 1,300 employees internationally, principally in Bermuda, the Cayman Islands, and Guyana, with employees and contractors in Guyana accounting for over half of our employees outside of the United States. For purposes of this calculation, we excluded four non-US employees in Canada, as they represent less than 5% of our employee population. Our estimate, using the same compensation measure of taxable wages, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our United States employees (excluding the Chief Executive Officer) is 37:1.
To give some context to the median annual employee compensation, information regarding the gross domestic product (GDP) per capita for the Company’s main operating areas, as reported by The World Factbook, as published by the Central Intelligence Agency, including estimates of GDP for the most recent year available, is set forth below. This information regarding GDP per capita is deemed to be furnished and not filed.
Country	GDP per capita
Bermuda	$81,200
Cayman Islands	$71,400
Guyana	$35,600
U.S. Virgin Islands	$37,000
United States	$64,600

Pay Versus Performance Table
The SEC has adopted rules (as required by the Dodd-Frank Act) requiring disclosure of the relationship between the executive compensation actually paid and the financial performance of the Company. The below table outlines, in addition to the amounts listed in the Company’s Summary Compensation Table, the total Compensation Actually Paid (CAP) for the principal executive officer (CEO), which is the Company’s Chief Executive Officer, and the average of the total compensation actually paid for the Non-CEO Named Executive Officers (NEOs), which are the Company’s Chief Financial Officer, Chief Operating Officer, SVP and General Counsel, and SVP—Corporate Development, for the year as indicated. Additionally, the table includes the Company-Selected Measure of Adjusted EBITDA, as defined and described in more detail below.
					Value of Initial Fixed $100 Investment Based On:			Company- Selected Measure: Adjusted EBITDA (in $000’s)(h)
Year(a)	Summary Compensation Table Total for CEO(b)	Compensation Actually Paid to CEO(c)	Average Summary Compensation Table Total for Non-CEO NEOs(d)	Average Compensation Actually Paid to Non-CEO NEOs(c)(e)	Total Shareholder Return ($)(f)	Peer Group Total Shareholder Return ($)(g)	Net Income (Loss) (in $000’s)
2023	3,581,890	2,736,645	1,319,997	956,198	75.35	64.83	(18,754)	189,451
2022	3,231,728	3,169,382	1,322,398	1,365,456	85.56	68.80	(7,583)	172,688
2021	3,379,850	2,516,463	1,097,723	855,318	74.18	112.20	(20,809)	135,628
2020	2,653,940	1,644,678	908,400	666,894	76.38	109.42	(708)	126,615

(a)
Each year is from January 1—December 31 of the indicated year.

(b)
The dollar amounts reported are the amounts of total compensation reported for our CEO through 2023, Mr. Prior, in the Summary Compensation Table (SCT) for fiscal years 2023, 2022, 2021, and 2020.

(c)
The dollar amounts do not reflect the actual amounts of compensation paid to or received by our CEO or other NEOs during the applicable year, but rather are “Compensation Actually Paid” as such term is defined under applicable SEC rules. The amounts include the year-end value of equity awards granted during the reported year and the change in the value of equity awards, granted in previous years, that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.

(d)
For 2023 and 2022, reflects compensation information for Messrs. Benincasa, Martin, and Leon, and Ms. Mabey. For 2021 and 2020, reflects compensation information for Messrs. Benincasa, Martin, and Kreisher, and Ms. Mabey.

(e)
For 2023 and 2022, reflects compensation information for Messrs. Benincasa, Martin, and Leon, and Ms. Mabey. For 2021 and 2020, reflects compensation information for Messrs. Benincasa, Martin, Ms. Mabey and for William F. Kreisher, the Company’s former SVP, Corporate Development. Mr. Kreisher ceased serving as an executive officer on January 15, 2021.

(f)
Calculated as cumulative total shareholder return as if $100 was invested in Company common stock on December 31, 2019 measured through the end of the applicable year.

(g)
Calculated as cumulative total shareholder return as if $100 was invested in the Nasdaq Small Cap Telecommunications Services index on December 31, 2019 measured through the end of the applicable year.

(h)
To more closely align with similar calculations presented by companies in its industry, beginning in 2023, the Company excluded non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA. Prior periods have been restated to confirm to this definition change.

Year	Executive	Summary Compensation Table Total	Less: Stock Awards	Add: Year End Equity Value of awards granted during the reported year	Change (from last day of prior year to last day of reported year) in Value of Prior Equity Awards	Change (from last day of prior year to last day of reported year) in Value of Vested Equity Awards	Compensation Actually Paid
2023	CEO	3,581,890	(2,126,000)	1,995,000	(591,262)	(122,983)	2,736,645
	Other NEOs(1)	1,319,997	(724,966)	680,295	(172,072)	(147,057)	956,198
2022	CEO	3,231,728	(1,852,208)	2,254,395	(338,571)	(125,963)	3,169,382
	Other NEOs(1)	1,322,398	(755,563)	919,625	(93,459)	(27,545)	1,365,456
2021	CEO	3,379,850	(2,132,370)	1,605,470	(581,545)	245,058	2,516,463
	Other NEOs(1)	1,097,723	(597,951)	451,611	(154,914)	58,849	855,318
2020	CEO	2,653,940	(1,405,555)	1,137,960	(677,183)	(64,484)	1,644,678
	Other NEOs(1)	908,400	(403,908)	326,354	(155,763)	(8,189)	666,894

(1)
The dollar amounts shown are average amounts for all NEOs other than the CEO.

The Board currently considers Adjusted EBITDA to be the most important financial performance measure used to link CAP of the CEO and Non-CEO NEOs to Company performance. The Company had historically defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges, one-time impairment or special charges and the gain (loss) on disposition of assets. In order to more closely align with similar calculations presented by companies in its industry, beginning with its 2023 financial results, the Company has also excluded non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA and, as such, has restated its adjusted EBITDA for 2022 and 2021. The Company regularly reports on this metric to investors in its quarterly earnings releases and believes that the inclusion of these non-GAAP financial measures (and the associated reconciliations to the nearest GAAP financial measures) helps investors gain a meaningful understanding of the Company’s core operating results and enhances the usefulness of comparing such performance with prior periods. Accordingly, the Board considers Adjusted EBITDA as the best measure to track both Company performance as well as align executive compensation to such performance.
Tabular List of Important Financial Performance Measures
In addition to Adjusted EBITDA, the various metrics and other factors that the Compensation Committee considers in making executive compensation awards on an annual basis are described yearly in greater detail in “Executive Compensation—Compensation Discussion and Analysis.” The items listed below represent the most important measures the Company is currently using to link executive compensation actually paid to the Company’s actual performance, particularly cash bonus payment awards:
Adjusted EBITDA
Revenue
High speed data subscribers
International mobile subscribers
The following charts illustrate the relationship between Compensation Actually Paid and (i) the Company’s Adjusted EBITDA, the Company-Selected Measure, (ii) net income (loss) and (iii) the cumulative total shareholder return of the Company and of the Nasdaq Small Cap Telecommunications Services index.

Pay Versus Adjusted EBITDA
Compensation Actually Paid
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Adjusted EBITDA
$200,000,000
$175,000,000
$150,000,000
$125,000,000
$100,000,000
$75,000,000
$50,000,000
$25,000,000
2020
2021
2022
2023
Avg. CAP to Other NEOs
CAP to CEO
Adjusted EBITDA

Pay Versus Net Loss
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Net Loss
2020
2021
2022
2023
Avg. CAP to Other NEOs
CAP to CEO
Net Loss

Pay Versus Total Shareholder Return
Compensation Actually Paid
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Total Shareholder Return
120
100
80
60
40
20
0
2020
2021
2022
2023
Avg. CAP to Other NEOs
CAP to CEO
Company Total Shareholder Return
Peer Group Total Shareholder Return

DIRECTOR COMPENSATION
Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and stock-based incentive compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required for our directors to effectively fulfill their duties and responsibilities to us and our stockholders. We also consider the compensation set by our peer companies in our determination of director compensation and our director compensation is at approximately the 50th percentile of our peer group.
2023 Director Compensation Table
The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2023. Mr. Michael Prior, our Chairman and Chief Executive Officer during 2023, does not receive any compensation for his Board service beyond the compensation he received as Chief Executive Officer and now receives as Executive Chairman of the Company.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Bernard J. Bulkin	125,000(2)	133,673	258,673
Derek G. Hudson	70,000	133,673	203,673
Richard J. Ganong	75,000	133,673	208,673
April V. Henry	72,500	133,673	206,173
Pamela F. Lenehan	77,000	133,673	210,673
Patricia A. Jacobs	61,500	133,673	195,173

(1)
The amounts in this column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718, of awards granted pursuant to our Non-Employee Directors Compensation Policy and our 2008 Equity Plan. Actual shares issued based on the average closing price for the Company’s common stock for the 20 trading days up to and including June 6, 2023. This had the effect of making the dollar value of the stock award higher than the $130,000 retainer as described below.

(2)
Includes amount paid for Dr. Bulkin’s service as shareholder director of the Company’s minority investment in a renewable energy business operating under the “Vibrant” name in India.

Retainers
For the fiscal year ended December 31, 2023, our non-employee directors received an annual retainer of $180,000 (consisting of $50,000 in cash and approximately $130,000 in stock). After noting the fairly wide swings in share prices that can occur in the weeks leading up to the equity award determination, the Compensation Committee determined the number of shares to award each non-employee director by reference to the average closing price for the Company’s common stock for the 20 trading days up to and including June 6, 2023. The Compensation Committee believes that this practice is a fair approach to deal with the positive or negative impact of short term movements in the Company’s share price. In addition to these retainers, our Lead Independent Director also received an additional annual cash retainer of $25,000 and independent members of Committees of our Board received additional annual cash payments as follows:
	Fees Earned or Paid in Cash
Committee	Chair	Members
Audit	$23,000	$10,000
Compensation	$15,000	$7,500
Investment	$15,000	$10,000
Nominating and Corporate Governance	$10,000	$4,000

RELATED PERSON TRANSACTIONS
Policy on Related Person Transactions
Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining whether any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this Proxy Statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable, by our Audit Committee.
We did not have any related person transactions requiring disclosure under Regulation S-K Item 404 in 2023.

ADDITIONAL INFORMATION
Sustainability, Governance and Community Involvement
Our website contains information about the Company’s efforts with respect to sustainability, social responsibility and our commitment to ethics in addition to investor information. You can view that information by visiting https://www.atni.com/.
Human Capital
We recognize that the first step of our community support efforts rests in the investment we make in one of our most valuable assets, our human capital. We seek to promote diversity, equity and inclusion across our workforce, and work to position all employees to succeed. Our annual employee engagement survey provides employees with the opportunity to share confidential feedback and this information drives our long-term plans to improve our work culture. Focus areas for engagement include skills development, and manager performance.
We are working diligently to improve the way technology is used in the diverse communities we serve. We believe a critical element of our success is our local management and staff who are a reflection of the diverse talent available in the communities that we serve. Across our core businesses in all our markets, approximately 40% of senior management and 40% of middle management are women.
Human Rights
We believe in respect for human rights as a foundational principle. As an international telecommunications service provider, we strive to respect and promote human rights in all the markets in which we do business. Our Human and Labor Rights Policy is guided by the international human rights principles encompassed by The International Bill of Human Rights and the International Labor Organization’s 1998 Declaration on Fundamental Principles and Rights at Work. This policy applies to all entities that we own or in which we hold a majority interest.
Stockholder Proposals for 2025 Annual Meeting
All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year’s annual meeting of stockholders, including proposals for director nominee candidates, should be sent to ATN International, Inc.; Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915. To be considered for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 of the Exchange Act, such proposals must be received by us by December 27, 2024, and must comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2025 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than March 12, 2025, in order for the notice to be considered timely under Rule 14a-4(c)(1) of the Exchange Act.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, ATN International, Inc., Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915, (978) 619-1300. If you want to receive separate copies of such materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.
Annual Report and Other SEC Filings
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at https://ir.atni.com/. These filings and other SEC filings, including our Proxy Statement, are also available on the SEC’s website at www.sec.gov.

This Proxy Statement, our Annual Letter to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and letters from our Chairman and Chief Executive Officer are also available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your control number(s) available that appear on your proxy card.
A copy of these filings, including our Annual Letter to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (excluding exhibits), may be obtained, at no cost, by writing to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Our Annual Letter to Stockholders, which is being mailed to stockholders with this Proxy Statement, is not incorporated into this Proxy Statement and is not deemed to be part of the proxy soliciting material.
By order of the Board of Directors,
Mary M. Mabey
Secretary
April 29, 2024

ATN INTERNATIONAL, INC. 500 CUMMINGS CENTER, SUITE 2450 BEVERLY, MA 01915 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48019-P05579 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ATN INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: 1. To elect the following eight (8) directors to serve on the Board of Directors of the Company until their successors are elected and qualified or their earlier death, resignation or removal: Nominees: For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 1a. Bernard J. Bulkin 1d. Derek G. Hudson 1e. Patricia A. Jacobs 1f. Pamela F. Lenehan 1b. Richard J. Ganong 1c. April V. Henry Please indicate if you plan to attend this meeting. 1g. Brad W. Martin 1h. Michael T. Prior 2. To hold an advisory vote (known as a “Say on Pay” vote) on the compensation of the Company’s named executive officers. 3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2024. NOTE: In their discretion, the Proxies are authorized to vote upon such other further business, if any, as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Proxy Statement, Letters to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at https://ir.atni.com/financial-information

- The annual meeting is scheduled to take place at 9:00 a.m. MT at 7801 Academy Road NE, Building 2, Suite 103, Albuquerque, NM 87109.
- Even if you expect to attend the annual meeting, please promptly complete, sign, date and mail this proxy card. Stockholders who attend the meeting may revoke their proxies and vote during the meeting if they so desire.

V48020-P05579

ATN INTERNATIONAL, INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned appoints Michael T. Prior and Mary M. Mabey and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote as instructed herein, all shares of Common Stock of ATN International, Inc. held of record by the undersigned on April 22, 2024, at the Annual Meeting of Stockholders to be held on June 18, 2024 or any adjournment or postponement thereof on the matters set forth in the Notice and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 AND 3 AND AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be marked, dated and signed on other side)